PURE ENERGY GROUP, INC.
AND
PURE GAS PARTNERS II, L.P.

as Issuer

to

FIRST SECURITY BANK
as Trustee and Paying Agent

TRUST INDENTURE

Dated as of March 1, 2005

WITH RESPECT TO
ISSUANCE OF
$5,500,000
7 1/2% DEBENTURES
SERIES 2005

This Instrument Prepared by:

JACK, LYON & JONES, P.A.
425 West Capitol Avenue, Suite 3400
Little Rock, Arkansas 72201

TABLE OF CONTENTS

(This Table of Contents is not a part of the Trust Indenture and is only for convenience of reference.)

ARTICLE VI

SECURITY FOR THE DEBENTURES

TRUST INDENTURE

     THIS TRUST INDENTURE (“Indenture”), dated as of March 1, 2005, by and between Pure Energy Group Inc. (“Corporation”), a Texas corporation, its operating subsidiary, Pure Gas Partners II, L.P. (“Partnership”), a Texas limited partnership, each existing by virtue of the laws of the State of Texas, as party of the first part (collectively, Corporation and Partnership are referred to as “Issuer”); and First Security Bank, not in its individual capacity but solely as trustee under this Indenture between Issuer and First Security Bank (“Trustee”), a banking corporation organized under and existing by virtue of the laws of the State of Arkansas and the United States of America, as party of the second part.

W I T N E S S E T H:

     WHEREAS, in accordance with the provisions of the Authorizing Instruments (defined herein), Issuer proposes to issue its 7 1/2% Debentures, Series 2005 (“the Debentures”) in the aggregate principal amount of $5,500,000, for the purpose of financing the final payments of Corporation pursuant to Corporation’s Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002 (the “Court Case”); to pay off the outstanding balance of the Operating Line of Credit (defined herein); to provide working capital for Issuer; and to fund capitalized interest on the Debentures through September 1, 2005(collectively, the "Project"). The Issuer will pay certain costs related to issuance of the Debentures from sources other than the proceeds of the Debentures; and

     WHEREAS, Corporation is authorized and empowered under the provisions of its Articles of Incorporation, Bylaws and the laws of the State of Texas, including, particularly, the Texas Business Corporation Act, and Partnership is authorized and empowered under the provisions of its Certificate of Limited Partnership, Agreement of Limited Partnership and the laws of the State of Texas, including, particularly, the Texas Revised Uniform Limited Partnership Act, pursuant to which the Debentures are issued (collectively, the “Authorizing Instruments”), to issue and sell its Debentures and to expend the proceeds thereof to finance or refinance the costs of acquisition, construction, reconstruction, improvement, enlargement, betterment or extension of its business and properties; and

     WHEREAS, Issuer has determined to enter into this Indenture to authorize the issuance of and to secure the Debentures by granting to Trustee a pledge and assignment of the interests and other rights herein contained, and certain funds created hereby; and

     WHEREAS, the Debentures are to be dated, bear interest, mature and be subject to redemption as hereinafter in this Indenture set forth in detail; and

     WHEREAS, the execution and delivery of this Indenture and the issuance of the Debentures have been in all respects duly and validly confirmed, authorized and approved by an Authorizing Resolution adopted and approved by Corporation’s Board of Directors as of February 25, 2005, and a Joint Authorizing Resolution adopted and approved by Corporation’s Board of Directors and the General Partner of the Partnership as of February 25, 2005; and

     WHEREAS, all things necessary to make the Debentures, when authenticated by Trustee and issued in the State of Texas as in this Indenture provided, the valid, binding and legal obligations of Issuer according to the import thereof, and to constitute this Indenture a valid pledge of the Revenues (hereinafter defined) to the payment of the principal of, premium, if any, and interest on the Debentures, to be secured by the security interests hereinafter provided, as specified in and in accordance with the provisions hereof, have been done and performed, and the creation, execution and delivery of this Indenture and the creation, execution, issuance and delivery of the Debentures, subject to the terms hereof, have in all respects been duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

GRANTING CLAUSES

     That Issuer, in consideration of the premises and the acceptance by Trustee of the trusts hereby created and of the purchase and acceptance of the Debentures by the owners thereof, and of the sum of One Dollar, lawful money of the United States of America, to it duly paid by Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure the payment of the principal of, interest on and premium due with respect to the Debentures according to their tenor and effect and to secure the performance and observance by Issuer of all the covenants expressed or implied herein and in the Debentures, does hereby jointly and severally transfer, pledge, assign, and hypothecate the following to Trustee, and its successors in trust and assigns forever, for the securing of the performance of the obligations of Issuer hereinafter set forth:

GRANTING CLAUSE FIRST

     All rights of Issuer in and to the Revenues (defined herein) subject and subordinate only to the prior superior lien of the Operating Line of Credit (defined herein).

GRANTING CLAUSE SECOND

     All moneys and securities from time to time held by Trustee in the Debenture Fund and Project Fund (as hereinafter defined) established under the terms of this Indenture, including moneys received from the investment of such Funds, except for moneys deposited with or paid to Trustee for the redemption of Debentures, notice of the redemption of which has been duly given.

GRANTING CLAUSE THIRD

     Any and all other property, rights, and interests of every kind and nature from time to time hereafter by delivery or by writing of any kind granted, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated, or otherwise subjected hereto, as and for additional security herewith, by Issuer or any other person on its behalf or with its written consent, to Trustee and Trustee is hereby authorized to receive any and all property thereof at any and all times and to hold and apply the same subject to the terms hereof.

     TO HAVE AND TO HOLD all and singular the Trust Estate, whether now owned or hereafter acquired, unto Trustee and its successors in said trust and assigns forever;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security, and protection of all present and future Owners of the Debentures, from time to time, issued under and secured by this Indenture without privilege, priority, or distinction as to the lien or otherwise of any of the Debentures over any of the other Debentures;

     PROVIDED, HOWEVER, that if Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of and interest on the Debentures due or to become due thereon, at the times and in the manner set forth in the Debentures according to the true intent and meaning thereof, and shall cause the payments to be made on the Debentures as required under Article II hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed, and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine, and be void; otherwise this Indenture shall remain in full force and effect,

     THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Debentures issued and secured hereunder are to be issued, authenticated, and delivered and all said property, rights, and interests, and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon, and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses, and purposes as herein expressed, and Issuer has agreed and covenanted, and does hereby agree and covenant, with Trustee and with the Owners of the Debentures as follows:

[END OF RECITALS AND GRANTING CLAUSES]

ARTICLE I

DEFINITIONS

     Section 1.01. Definitions. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings:

     “Additional Debentures” means debentures issued under this Indenture or any supplemental indenture hereto in conformance with the provisions of Section 2.14 hereunder.

     “Annual Debt Service” means, with respect to all or any particular amount of Debentures, Additional Debentures, Superior Obligations, Parity Obligations, or Subordinate Obligations as the case may be, the Debt Service for any particular Fiscal Year required to be paid or set aside during such Fiscal Year, less the amount of such payment which is provided from the proceeds of the sale of Debentures or Parity Obligations or from sources other than Revenues.

     “Authorized Denominations” means $25,000 and $5,000 increments in excess thereof.

     “Authorized Issuer Representative” means the officer of Issuer appointed by the Board of Directors of Issuer to be the executive officer of Issuer for all purposes of the Project and this Indenture. The initial Authorized Issuer Representative is Larry B. Cochran, Chief Executive Officer of Issuer.

     “Authorizing Instruments” means, collectively, the Articles of Incorporation of Corporation originally dated August 18, 1999, as amended, the Bylaws, the Authorizing Resolution of Issuer dated as of February 25, 2005, the Texas Business Corporation Act, the Certificate of Limited Partnership of the Partnership originally dated February 24, 2004, the Agreement of Limited Partnership of Partnership originally dated February 27, 2004, the Texas Revised Uniform Limited Partnership Act and the laws of the State of Texas, pursuant to which the Debentures are issued.

     “Business Day” means any day other than (a) a Saturday or a Sunday, or (b) a day on which commercial banks in the city where the Principal Office of Trustee is located, initially Searcy, Arkansas, are authorized or required by law or executive order to close.

     “Closing Date” means the date upon which there is an exchange of the Debentures for the proceeds representing the purchase price for the Debentures by the original purchaser or purchasers thereof.

     “Code” means the Internal Revenue Code of 1986, as now or hereafter amended, and applicable regulations issued or proposed thereunder.

     “Costs of Issuance” means all costs paid or incurred by Issuer in connection with the issuance of the Debentures.

     “Debenture Fund” means the fund by that name created and established in Section 5.01 of this Indenture.

     “Debentures” means the 7 1/2% Debentures issued by Issuer pursuant to this Indenture.

     “Debt Service” means, with respect to all or any particular amount of the Debentures, Additional Debentures, Superior Obligations, Parity Obligations, and/or Subordinate Obligations as the case may be, the total as of any particular date of computation and for any particular period of the scheduled amount of interest and amortization of principal payable on such Debentures, Additional Debentures, Superior Obligations, Parity Obligations, and/or Subordinate Obligations as the case may be, excluding amounts scheduled during such period which relate to principal which has been retired before the beginning of such period.

     “Event of Default” means any event of default specified in Section 9.01 hereof.

     “Facilities” means land, buildings, structures, machinery, equipment and all related or necessary property, tangible or intangible, constituting Issuer’s Facilities, including, but not limited to, all buildings, equipment and machinery thereon and the fixtures attached thereto, and to which Issuer has right, title or ownership, in whole or undivided part, and, if in undivided part, then to the extent of Issuer’s right, title or ownership therein.

     “Fiscal Year” means the 12-month period used, at any time, by Issuer for accounting purposes with respect to Issuer, which may be the calendar year.

     “Government Securities” means: (i) direct obligations of, or obligations the payment of the principal of and interest on which is fully guaranteed by, the United States of America; (ii) obligations issued or guaranteed by any instrumentality or agency of the United States of America, whether now existing or hereafter organized, including but not limited to those of the Federal Financing Bank, the members of the Farm Credit System Financial Assistance Corporation, whether individually or consolidated, Federal Home Loan Banks, the Export-Import Bank, Government National Mortgage Association and the Tennessee Valley Authority, (iii) evidences of ownership of proportionate interests in future interest or principal payments on obligations specified in clause (i) of this definition held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on the underlying obligations described in clause (i) of this definition, and which underlying obligations are not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated; (iv) municipal obligations, the payment of the principal of, interest on and redemption premium, if any, on which are irrevocably secured by obligations described in clause (i) of this definition and which obligations have been deposited in an escrow account which is irrevocably pledged to the payment of the principal of, interest on and redemption premium, if any, on such municipal obligations; (v) obligations issued by any state of the United States; and (vi) municipal obligations the payment of the principal of and interest on which are insured; provided, however, the obligations described in clauses (v) and (vi) of this definition shall also be rated in one of the top two highest rating categories (without regard to any gradation within such category) by both Moody’s and S&P or, upon the discontinuance of either or both of such services, any other nationally recognized rating service or services.

     “Holder” or “Debenture Holder” or “Owner” means the registered owner of any Debenture.

     “Indenture” means this Trust Indenture dated as of March 1, 2005, between Issuer and Trustee, pursuant to which the Debentures are issued, and any amendments and supplements hereto.

     “Interest Payment Date” and “Payment Date” means: (a) March 1 and September 1 of each year, beginning September 1, 2005; (b) for the Debentures subject to redemption in whole or in part on any date, the date of such redemption; and (c) for all Debentures, any date determined pursuant to Section 9.07 of this Indenture.

     “Investment Securities” means any of the following obligations or securities: (i) Government Securities; (ii) bankers acceptances, certificates of deposit or time deposits of any bank, trust company or savings and loan association (including any investment in pools of such bankers acceptances, certificates of deposit or time deposits), which to the extent that such obligations are not insured by the Federal Deposit Insurance Corporation are collateralized at all times in amounts and by obligations as shall be permitted by State law; (iii) any repurchase, reverse repurchase or investment agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association, insurance company, or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York and a member of the Security Investors Protection Corporation, which agreement is secured by any one or more of the securities described in clauses (i), (ii) or (iii) of the definition of Government Securities; provided, that, Issuer has a perfected first security interest in the collateral and that Issuer or its agent has possession of the collateral and that such collateral is held free and clear of claims by third parties; (iv) Guaranteed Investment Contracts; (v) any mutual fund(s) rated in the highest applicable rating categories established by Moody’s or S&P consisting entirely of Government Securities; or (vi) any other instrument or mutual fund specified in Section 7.01.

     “Investor Letter” means a written instrument signed by each original purchaser of the Debentures and each transferee of a Debenture in substantially the same form as that attached hereto as Exhibit B.

     “Issuer” means, collectively, Pure Energy Group, Inc., a corporation organized and existing under the laws of the State of Texas, including, particularly, the Texas Business Corporation Act, and its operating subsidiary Pure Gas Partners II, L.P., a limited partnership organized and existing under the laws of the State of Texas, including, particularly, the Texas Revised Uniform Limited Partnership Act.

     “Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by Issuer.

     “Net Revenues” means Revenues, less those Operation and Maintenance Expenses that are allowable for federal tax purposes in the calculation of taxable income and as reported by Issuer on its federal tax returns, exclusive of depreciation and amortization.

     “Operating Line of Credit” means the existing $5,000,000 operating line of credit issued by Texas Capital Bank, N.A., San Antonio, Texas, or its successor. The Operating Line of Credit is also defined as the “Superior Obligations.” As of the Closing Date, the Operating Line of Credit constitutes Issuer’s only Superior Obligation.

     “Operation and Maintenance Expenses” means, for any period, all ordinary and necessary expenses of operation, repair, maintenance and insuring of the Facilities under generally accepted accounting principles, except that there shall not be included: (i) any allowance for depreciation; or (ii) any deposits or transfers to the credit of the Debenture Fund or any other fund or account created for the payment of debt service on the Debentures or Subordinate Obligations secured by a pledge of Revenues or Net Revenues as permitted under this Indenture.

     “Outstanding” means, when used with reference to the Debentures, as of any particular date, the aggregate of all Debentures authenticated and delivered under this Indenture except:

     Debentures cancelled at or prior to such date or delivered to or acquired by Trustee at or prior to such date for cancellation;

     Debentures deemed to be paid in accordance with Article VIII of this Indenture; and

     Debentures in lieu of or in exchange or substitution for which other Debentures shall have been authenticated and delivered pursuant to this Indenture.

     “Parity Obligations” means obligations of Issuer on a parity with the lien of the Debentures and this Indenture, including Additional Debentures, issued or incurred in accordance with Section 2.14 of this Indenture.

     “Paying Agent” means any bank or trust company named by Issuer as the place at which the principal of and premium, if any, and interest on the Debentures are payable. Until changed in writing by Issuer, Trustee shall be the Paying Agent.

     “Permitted Encumbrances” means: (i) the prior and superior lien of Texas Capital Bank, or its successor, related to the Operating Line of Credit; (ii) any lien for the security of the Debentures, or for the security of any subordinate indebtedness permitted pursuant to Section 2.15; (iii) liens for taxes, assessments and other governmental charges not then delinquent or which can be paid without penalty, (iv) herefor, inchoate mechanics’ and materialmen’s liens; (v) workmen’s, repairmen’s, warehousemen’s, and carriers’ liens and other similar liens, if any, arising in the ordinary course of business; (vi) any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title or other encumbrances to which Facilities may be subject because of their acquisition, construction and installation as part of the Project; and (vii) debt incurred in the ordinary course of business for the purchase or lease of furniture, fixtures and other equipment (including vehicles) for use by Issuer’s Facilities; provided, that, such debt shall be subordinate to the provisions of this Indenture and may be secured only by a purchase money security interest in the furniture, fixtures and equipment.

     “Principal Office” means with respect to Issuer, the office of Issuer at 153 Treeline Park, San Antonio, Texas 78209; provided, that, for purposes of all activities related to payments and registration on the Debentures, such office shall be c/o Trustee, First Security Bank, 314 N. Spring Street, Searcy, Arkansas 72143, Attention: Corporate Trust Administration.

     “Prior Obligation” means the final payments of Issuer pursuant to Issuer’s Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002.

     “Project” means the retirement of the Prior Obligation, the payment of the Operating Line of Credit to zero ($0.00) balance, the infusion of working capital into Issuer and the funding of capitalized interest on the Debentures through September 1, 2005.

     “Qualified Accountant” means a certified public accountant in the regular employ or hire of Issuer, including, but not limited to, the chief financial officer, or an independent firm of certified public accountants .

     “Record Date” means, with respect to any Interest Payment Date or Payment Date of the Debentures, the fifteenth (15th) day of the calendar month next preceding the month in which such Interest Payment Date or Payment Date falls.

     “Revenues” means all gross receipts, including sales, royalties, payments received in connection with net royalty interests, fees, tolls, rates, rentals, and other charges levied and collected in connection with, and all other income and receipts of whatever kind or character derived by Issuer from the operation of their business and properties. Revenues shall specifically include, but shall not be limited to: (i) revenues from all exploration and development contracts and all other fees charged or revenues earned by Issuer to or from customers, development partners, property operators or others, whether individual, commercial or public, (ii) general fees and other charges levied or derived in connection with Issuer’s oil and gas exploration and development business, (iii) investment income on all funds held by Trustee pursuant to the provisions of the Indenture, and (iv) investment income on all funds held by Issuer or any depositories for Issuer.

     “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by Issuer.

     “Special Counsel” means Jack, Lyon & Jones, P.A. or any other firm of nationally recognized municipal bond counsel selected by Issuer and acceptable to Trustee.

     “State” means the State of Texas.

     “Subordinate Obligations” means debt obligations of Issuer secured by a pledge of Revenues that is subordinate to the lien thereon securing the payment of the Debentures, permitted by the provisions of Section 2.15 of this Indenture.

     “Trustee” means the banking corporation or association or trust company designated as trustee in this Indenture, and its successor or successors as such trustee. The original Trustee is First Security Bank, an Arkansas state bank, Searcy, Arkansas.

     “Trust Estate” means the property described in the granting clauses of this Indenture.

     “Written Request” means any written request, letter or similar document from Issuer to Trustee and signed by the Authorized Issuer Representative, including, but not limited to, the initial written closing and delivery instructions.

     Section 1.02. Interpretation. The words “hereof,” “herein,” “hereunder” and “hereto” and other words of similar import refer to this Indenture in its entirety.

     The terms “agree” and “agreements” contained herein are intended to include and mean “covenant” and “covenants.”

     References to Articles, Sections and other subdivisions of this Indenture are to the designated Articles, Sections and other subdivisions of this Indenture.

     The headings of this Indenture are for convenience only and shall not define or limit the provisions hereof.

     Any references made (a) in any gender shall be deemed to have been made in all genders and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

     Any reference to particular sections or subsections of the Code or the Act shall include any successor provisions of law or regulations to the extent the same shall apply to the Debentures.

ARTICLE II

THE DEBENTURES

     Section 2.01. Authorized Amount of Debentures. No Debentures may be issued under the provisions of this Indenture except in accordance with this Article II. The total principal amount of the Debentures that may be issued is hereby expressly limited to $5,500,000, except as provided in Section 2.09 and Section 2.12 hereof.

     Section 2.02. Details of Debentures. The Debentures: (i) shall be designated “Pure Energy Group, Inc. (and its subsidiary) 7 1/2% Debentures, Series 2005,” maturing on March 1, 2015; (ii) shall be in the aggregate principal amount of $5,500,000; (iii) shall be dated as of March 1, 2005; (iv) shall bear interest from such date at the rates hereinafter provided until paid, with interest-only payments to be paid semi-annually on March 1 and September 1, of each year, commencing September 1, 2005, and continuing through March 1, 2008, and interest and principal payment to be paid semi-annually thereafter, commencing September 1, 2008; and (v) shall be issued in denominations of $25,000 each, or in $5,000 integral multiples in excess thereof.

     Section 2.03. Debenture Form. The Debentures shall be issued as fully registered Debentures without coupons. The Debentures and Trustee’s certificate of authentication to be endorsed thereon shall be in substantially the form set forth in Exhibit A hereto, with appropriate variations, insertions and omissions as permitted or required by this Indenture.

     Section 2.04. Payment. Payments of principal of and interest on the Debentures will be made on the date such payments are due and payable at the place and in the manner agreed upon by Trustee and Issuer, typically not more than fifteen (15) calendar days prior to each Payment Date. If the Debentures are in certificated form, the principal of, interest on and premium, if any, of each Debenture will be payable to the Owner thereof as specified on the records of Trustee on the Record Date with respect to such Payment Date irrespective of the cancellation of such Debenture upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date, unless Issuer shall default in the payment of interest due on such Payment Date. Each payment of principal of, interest on and premium, if any, on each Debenture shall be paid: (a) by check or draft mailed by first-class mail to such Owner on the Payment Date at his address as it appears on the Debenture Register on the Record Date or, at the option of any Owner of at least $1,000,000 in aggregate principal amount of Debentures, (b) by wire transfer to an account within the United States designated in writing by such Owner at least fifteen (15) calendar days prior to the Payment Date with an acknowledgment that the then applicable wire fee of Trustee will be deducted from the wire, or (c) by Automatic Clearinghouse Transfers at no cost to the Owner in next day funds if such Owner shall have requested in writing a payment by such method and shall have provided Trustee with an account number in a bank within the United States and other necessary information for such purposes at least fifteen (15) calendar days prior to the applicable Payment Date. In the event of any default in the payment of principal of, interest on and premium, if any, such defaulted payment shall be payable to the Owner of such Debenture on a Special Record Date for the payment of such defaulted payment established by notice mailed by or on behalf of Issuer to Owners.

     Section 2.05. Execution. The Debentures shall be executed on behalf of Issuer by the manual or facsimile signatures of its Authorized Issuer Representatives delivered in the State of Texas and shall have impressed or imprinted thereon the seal of Issuer. A facsimile signature shall have the same force and effect as if manually signed. In case any officer whose manual signature or a facsimile of whose signature shall appear on the Debentures shall cease to be such officer before the delivery of such Debentures, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such official had remained in office until delivery.

     Section 2.06. Unconditional Obligation. The Debentures, together with interest thereon, are joint and several unconditional obligations of Issuer, secured by the Revenues, subject and subordinate to the prior superior lien of the Operating Line of Credit. The Revenues shall be, and hereby are, pledged and charged to such payment in accordance with the provisions of this Indenture. The Debentures shall be secured by such pledge and charge and by a lien on the Revenues, all in accordance with and subject to the conditions and provisions of this Indenture.

     Section 2.07. Authentication. Only such Debentures as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A attached hereto duly executed by Trustee shall be entitled to any right or benefit under this Indenture. No Debenture shall be valid and obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by manual signature of Trustee, and such certificate of Trustee upon any such Debenture shall be conclusive evidence that such Debenture has been authenticated and delivered under this Indenture. Trustee’s certificate of authentication on any Debenture shall be deemed to have been executed if signed by an authorized officer of Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Debentures issued hereunder.

     Section 2.08. Delivery of the Debentures. Issuer shall execute and deliver to Trustee, and Trustee shall authenticate the Debentures and deliver said Debentures to the original purchaser or purchasers thereof as may be directed in this Section 2.08, or in any supplemental indenture. Prior to the delivery or original issuance by Trustee of any authenticated Debentures, there shall be delivered to Trustee at its principal corporate trust office in the State of Arkansas:

      An original executed counterpart of this Indenture;

     (b) A Written Request to Trustee by Issuer to authenticate and deliver the Debentures to the original purchaser or purchasers thereof upon payment to Trustee, but for the account of Issuer, of a sum specified in such order plus accrued interest thereon, if any, to the date of delivery;

     (c) A copy, duly certified by the Authorized Issuer Representative, of the proceedings of Issuer authorizing the issuance of the Debentures;

     (d) A written opinion of Special Counsel approving the legality of the Debentures;

     (e) An Accredited Investor Questionnaire (or a copy of the Qualified Institutional Buyer Certification on file with or provided to Placement Agent) signed by each of the original purchasers of the Debentures in substantially the same form as that attached as Exhibit B-1 hereto; and

     (f) An Investor Letter signed by each of the original purchasers of the Debentures in substantially the same form as that attached hereto as Exhibit B.

     Section 2.09. Mutilated, Destroyed or Lost Debentures. In case any Debenture issued hereunder shall become mutilated or be destroyed or lost, Issuer shall, if not then prohibited by law and if it has received no notice that such Debenture has been acquired by a protected purchaser, cause to be executed and Trustee may authenticate and deliver a new Debenture of like series, date, number, maturity and tenor in exchange and substitution for and upon cancellation of such mutilated Debenture, or in lieu of and in substitution for such Debenture destroyed or lost, upon the holder’s paying the reasonable expenses and charges of Issuer and Trustee in connection therewith, and, in the case of a Debenture destroyed or lost, filing by the holder with Trustee evidence satisfactory to Trustee that such Debenture was destroyed or lost, and of the holder’s ownership thereof, and furnishing Issuer and Trustee with indemnity satisfactory to them. Trustee is hereby authorized to authenticate any such new Debenture. In the event any such Debenture shall have matured, instead of issuing a new Debenture, Issuer may pay the same without the surrender thereof. Upon the issuance of a new Debenture under this Section 2.09, Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee) connected therewith.

     Section 2.10. Negotiability, Registration and Transfer of Debentures. The Debentures shall be and shall have all the qualities and incidents of negotiable instruments under the laws of the State of Texas, and Debenture Holders, in accepting any Debentures, shall be conclusively deemed to have agreed that the Debentures shall be and have all of said qualities and incidents of negotiable instruments.

Notwithstanding the foregoing, the Debentures shall be transferable by the initial purchasers thereof in accordance with the provisions of the Securities Act of 1933 and the laws of the several states.

     Issuer hereby constitutes and appoints Trustee as Debenture registrar of Issuer, and as Debenture registrar Trustee shall keep books for the registration and for the transfer of the Debentures as provided in this Indenture at the Principal Office of Trustee. The person in whose name any Debenture shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes and payment of or on account of the principal of and interest on any such Debenture shall be made only to or upon the order of the registered owner thereof, or the registered owner’s legal representative, and neither Issuer, Trustee nor the Debenture registrar shall be affected by any notice to the contrary, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Debenture to the extent of the sum or sums so paid.

     Debentures may be transferred on the books of registration kept by Trustee by the registered owner in person or by the owner’s duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered owner or the owner’s duly authorized attorney, and subject to the receipt of an Investor Letter in substantially the same form as that attached hereto as Exhibit B, as required below. Upon surrender for transfer of any Debenture at the Principal Office of Trustee, Issuer shall execute and Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture(s) in the same aggregate principal amount and of any authorized denomination or denominations.

     Debentures may be exchanged at the Principal Office of Trustee in the State of Arkansas for an equal aggregate principal amount of Debentures of any other authorized denomination or denominations of the same series with corresponding maturities. Issuer shall execute and Trustee shall authenticate and deliver the Debentures which the Debenture Holder making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding. The execution by Issuer of any Debenture of any denomination shall constitute full and due authorization of such denomination and Trustee shall thereby be authorized to authenticate and deliver such Debenture.

     Such transfers of registration or exchanges of Debentures shall be without charge to the holders of such Debentures, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the holder of the Debenture requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

     Trustee shall not be required to transfer or exchange any Debenture during the period from and including a Record Date to the next succeeding Interest Payment Date of such Debenture nor to transfer or exchange any Debenture after the mailing of notice calling such Debenture for redemption has been made, and prior to such redemption.

     REGISTRATION AND TRANSFER OF THE DEBENTURES IS SUBJECT TO THE TRUSTEE’S PRIOR RECEIPT OF AN INVESTOR LETTER FROM EACH PROSPECTIVE TRANSFEREE IN SUBSTANTIALLY THE SAME FORM OF THAT ATTACHED HERETO AS EXHIBIT B, OR AN OPINION OF SPECIAL COUNSEL THAT SUCH INVESTOR LETTER IS NO LONGER REQUIRED.

     FURTHERMORE, RESALES OF THE DEBENTURES ARE RESTRICTED AND MAY BE MADE ONLY IN COMPLIANCE WITH RULE 144A TO THE EXTENT APPLICABLE UNLESS OTHERWISE ALLOWABLE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS. PARTICULARLY, RESALES MAY BE MADE ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED BY RULE 144A UNLESS OTHERWISE ALLOWABLE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AT THE TIME OF SUCH RESALE.

     Notwithstanding anything contained herein to the contrary, the Debentures and interests therein may not be issued, sold or transferred to any Debenture Holder other than the initial Debenture Holder, unless (i) the initial Debenture Holder and any subsequent Debenture Holder shall have delivered to Trustee evidence satisfactory to Trustee that the transferee is a Qualified Institutional Buyer, as such term is defined under Rule 144A promulgated pursuant to the Securities Act of 1933 as long as such rule is applicable, and otherwise in accordance with federal and state securities laws applicable at such time, and (ii) Trustee obtained a signed Investor Letter in the same form as attached to the Indenture as Exhibit B and attached to the Debentures, or an opinion of Special Counsel that such Investor Letter is no longer required. The Debentures shall bear legends stating that they are subject to the transfer restrictions described in this Section 2.10 of the Indenture. By purchasing a Debenture, the initial Debenture Holder and any subsequent Debenture Holder shall be deemed to have agreed to the transfer requirements contained in this Section 2.10 of the Indenture.

     Section 2.11. Cancellation. All Debentures surrendered for payment, redemption, transfer or exchange, if surrendered to Trustee, shall be promptly cancelled by it, and, if surrendered to any person other than Trustee, shall be delivered to Trustee and, if not already cancelled, shall be promptly cancelled by it. Issuer may at any time deliver to Trustee for cancellation any Debentures previously authenticated and delivered hereunder, which Issuer may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by Trustee. All cancelled Debentures held by Trustee shall be disposed of as directed by Issuer. Whenever in this Indenture provision is made for the cancellation by Trustee and the delivery to Issuer of any Debentures, Trustee may, upon the written request of Issuer, in lieu of such cancellation and delivery, destroy such Debentures in the presence of any officer of Issuer (but only if Issuer shall so require), and deliver a certificate of such destruction to Issuer.

     Section 2.12. Superior Obligations. The Debentures shall create a lien on the Revenues of Issuer that is subject and subordinate to the prior existing lien created by the current $5,000,000 Operating Line of Credit issued by Texas Capital Bank, N.A., San Antonio, Texas, or its successor. Issuer may, in its sole discretion (but subject to the restrictions contained in the Credit Agreement governing the Operating Line of Credit) from time to time, draw upon the Operating Line of Credit in a principal amount not to exceed $2,500,000 of the total $5,000,000 available credit line. Issuer may, in its sole discretion from time to time, draw an additional $2,500,000 on the Operating Line of Credit over and above the initial $2,500,000 (the “Additional Operating Line of Credit Draw”), so long as Issuer maintains a debt service coverage ratio of three (3) times the Annual Debt Service obligation on the Debentures, Additional Debentures, any Parity Obligation, any Subordinate Obligations and the Operating Line of Credit; provided, that, before any Additional Operating Line of Credit Draw is made, Issuer shall deliver to Trustee a statement by a Qualified Accountant reciting the opinion that, based upon necessary investigation, (i) the Net Revenues of Issuer for the two (2) Fiscal Years immediately preceding the Fiscal Year in which such Additional Operating Line of Credit Draw is to be issued or made were not less than three hundred percent (300%) of the average Annual Debt Service on all then-Outstanding Debentures, Parity Obligations, the Operating Line of Credit and Subordinate Obligations, plus the Additional Operating Line of Credit Draw then proposed to be issued or made, or (ii) in the event that the proceeds of the Additional Operating Line of Credit Draw will be used to fund an acquisition, in whole or in part of an additional business, that the Net Revenues of Issuer, together with the audited Net Revenues of the business to be acquired, restated on a combined basis in accordance with GAAP procedures, for the two (2) Fiscal Years immediately preceding the Fiscal Year in which such Additional Operating Line of Credit Draw is to be made were not less than three hundred percent (300%) of the average Annual Debt Service on all then-Outstanding Debentures, Parity Obligations, the Operating Line of Credit and Subordinate Obligations, plus the Additional Operating Line of Credit Draw then proposed to be made.

     No Additional Operating Line of Credit Draw may be made unless there is no default under this Indenture at the time such draw is to be made.

     Section 2.13. Additional Superior Obligations Restricted. Subject to the preexisting and prior superior lien of the Operating Line of Credit and the parity lien of any properly issued Parity Obligations described below, from and after the issuance of any of the Debentures and for so long as any of the Debentures are Outstanding, Issuer shall not create or permit the creation of any lien or indebtedness, or issue any notes, debentures, bonds, warrants, certificates or other obligations or evidences of indebtedness payable in any manner from the Revenues or otherwise from the Trust Estate which: (i) will in any way be superior to or rank on a parity with the Debentures, or (ii) will in any way be secured by a lien and charge on the Revenues prior to or equal with the lien, pledge and charge created herein for the security of the Debentures and the Operating Line of Credit, or (iii) will be payable prior to or equal with the payments to be made from the Revenues into the Debenture Fund and from said Debenture Fund for the payment of the Debentures.

     Section 2.14. Parity Obligations. Issuer shall not be permitted to create or permit the creation of indebtedness payable from the Revenues on an equal and parity basis with the lien of this Indenture, except, with respect to Additional Debentures issued in strict compliance with this Indenture or other permissible forms of debt as set forth below (collectively, the “Permissible Parity Debt”). Before any Permissible Parity Debt is issued or incurred, there shall be delivered to Trustee the items required for the issuance of Debentures by Section 2.08 of this Indenture, plus a statement by a Qualified Accountant reciting the opinion, based upon necessary investigation, (i) that the Net Revenues of Issuer for the two (2) Fiscal Years immediately preceding the Fiscal Year in which such Permissible Parity Debt are to be issued or incurred were not less than three hundred percent (300%) of the average Annual Debt Service on all then-Outstanding Debentures, the Operating Line of Credit, any Parity Debt and Subordinate Obligations, plus the Permissible Parity Debt then proposed to be issued or incurred, or (ii) in the event that the proceeds of the Permissible Parity Debt will be used to fund the acquisition, in whole or in part of an additional business, that the Net Revenues of Issuer, together with the audited Net Revenues of the business to be acquired, restated on a combined basis in accordance with GAAP procedures, for the two (2) Fiscal Years immediately preceding the Fiscal Year in which such Permissible Parity Debt are to be issued or incurred were not less than three hundred percent (300%) of the average Annual Debt Service on all then-Outstanding Debentures, the Operating Line of Credit, any Parity Debt and Subordinate Obligations, plus the Permissible Parity Debt then proposed to be issued or incurred.

     No Permissible Parity Debt shall be issued or incurred unless there is no default at the time of issuance under this Indenture or Operating Line of Credit.

     Section 2.15. Subordinate Obligations. Nothing in this Indenture shall prevent Issuer from authorizing and issuing notes, bonds, debentures, debenture anticipation notes, warrants, certificates or other obligations or evidences of indebtedness, the payment of the principal of and premium, if any, and interest on which shall be made from Revenues or from a special fund to be established and maintained from Revenues; provided, that, payments from Revenues or from a special fund to be established and maintained from Revenues, and the lien and charge on such Revenues, shall be made junior and subordinate to the lien, pledge and charge created herein for the security and payment of the Debentures and other payments under this Indenture, including, without limitation, the following payments out of Revenues into the Debenture Fund. Nothing contained herein shall prohibit Issuer from incurring debt in the ordinary course of business for the purchase or lease of furniture, fixtures and other equipment (including vehicles) for use by Issuer; provided, that, such debt shall be subordinate to the provisions of this Indenture and may be secured only by a purchase money security interest in the furniture, fixtures and equipment so acquired.

     Notwithstanding anything herein to the contrary, no Subordinate Obligations shall be issued unless there is no Event of Default at the time of issuance under this Indenture.

     Section 2.16. Prohibition Against Pledge of Accounts Receivable. From and after the issuance of any of the Debentures and for so long as any of the Debentures are Outstanding, Issuer shall not create or permit the creation of any indebtedness, or issue any notes, debentures, bonds, warrants, certificates or other obligations or evidences of indebtedness payable in any manner from or make any hypothecation, pledge, assignment, sale or grant of Issuer’s accounts receivable or any other source of Revenues.

     Section 2.17. Book Entry Debentures. The Debentures shall initially be issued as book-entry Debentures and shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) and delivered to DTC in New York, New York, prior to the Closing Date or maintained by Trustee under appropriate custodial agreements with DTC, as the case may be. Trustee and Issuer acknowledge that Issuer has executed and delivered a Blanket Letter of Representations with DTC. All payments of principal of and redemption premium, if any, and interest on the book entry Debentures and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations. The Letter of Representations may be amended without Debenture Holder consent.

     The book-entry registration system for all of the book entry Debentures may be terminated and certificates delivered to and registered in the name of the Holders, under either of the following circumstances:

(a) DTC notifies Issuer and Trustee that it is no longer willing or able to act as Securities Depository for the book entry Debentures and a successor Securities Depository for the book entry Debentures is not appointed by Issuer prior to the effective date of such discontinuation; or

(b) Issuer determines that continuation of the book-entry system through DTC (or a successor securities depository) is not in the best interest of Issuer.

     In the event a successor Securities Depository is appointed by Issuer, the book-entry Debentures will be registered in the name of such successor Securities Depository or its nominee. In the event certificates are required to be issued to Beneficial Owners, Trustee and Issuer shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of book entry Debentures held by such Beneficial Owners.

     Once registered in book-entry only form, the Holders of the Debentures will not receive physical delivery of Debentures, except as provided herein. For so long as there is a Securities Depository for the Debentures, all of such Debentures shall be registered in the name of the nominee of the Securities Depository, all transfers of beneficial ownership interests in such Debentures will be made in accordance with the rules of the Securities Depository, and no investor or other party purchasing, selling, or otherwise transferring beneficial ownership of such Debentures is to receive, hold, or deliver any physical evidence of any Debentures. Issuer and Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in such Debentures.

     Issuer and Trustee will recognize the Securities Depository or its nominee as the Debenture Holder of book-entry Debentures for all purposes, including receipt of payments, notices, and voting; provided, Trustee may recognize votes by or on behalf of Beneficial Owners as if such votes were made by Debenture Holders of a related portion of the Debentures when such votes are received in compliance with an omnibus proxy of the Securities Depository or otherwise pursuant to the rules of the Securities Depository or the provisions of the Letter of Representations or other comparable evidence delivered to Trustee by the Debenture Holders.

     With respect to book entry Debentures, Issuer and Trustee shall be entitled to treat the Person in whose name such Debenture is registered as the absolute owner of such Debenture for all purposes of this Indenture, and neither Issuer nor Trustee shall have any responsibility or obligation to any Beneficial Owner of such book entry Debenture. Without limiting the immediately preceding sentence, neither Issuer nor Trustee shall have any responsibility or obligation with respect to: (a) the accuracy of the records of any Securities Depository or any of other Person with respect to any ownership interest in book-entry Debentures, (b) the delivery to any Person, other than a Debenture Holder, of any notice with respect to book-entry Debentures, including any notice of redemption or refunding, (c) the selection of the particular Debentures or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Debentures Outstanding, or (d) the payment to any Person, other than a Debenture Holder, of any amount with respect to the principal of or redemption premium, if any, or interest on book-entry Debentures.

ARTICLE III

REDEMPTION

     Section 3.01. Privilege of Redemption and Redemption Prices. The Debentures shall be subject to redemption prior to maturity in the manner provided in this Article III.

     Section 3.02. Issuer’s Election to Redeem; Notice to Trustee. The Debentures shall be subject to optional redemption by Issuer as set forth in Sections 3.08, 3.09, 3.10 and 3.12 hereof, which written direction shall be evidenced by a Written Request to Trustee. In case of any such optional redemption, the Written Request of Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), be delivered to Trustee notifying Trustee of such redemption date and of the principal amount of the Debentures to be redeemed and of the redemption price for the Debentures to be redeemed.

     Section 3.03. Selection by Trustee of Debentures to Be Redeemed; Sequential Redemptions. If less than all of the Outstanding Debentures are to be redeemed, Trustee shall redeem the Debentures in inverse order of maturity (and by lot or in such manner as Trustee shall deem fair and appropriate within each maturity) in Authorized Denominations in amounts in proportion to the principal amount of each maturity subject to the Mandatory Sinking Fund provisions of Section 3.08 of the Indenture (if applicable). After any partial redemption of the Debentures which leaves the Debentures Outstanding in a principal amount of less than $25,000, Trustee shall apply the next prepayment of principal (whether by Extraordinary Optional Redemption, Optional Redemption, or Mandatory Sinking Fund Redemption pursuant to Section 3.08, 3.09, 3.10 or 3.12 hereof) to the Debentures until the principal of the Debentures shall be paid in full. Notwithstanding the foregoing with respect to the selection of Debentures to be redeemed in the event of a partial redemption, so long as DTC or its nominee is the sole registered Owner of the Debentures, the Trustee shall follow the procedure for redemption and notices as set forth in DTC’s operational arrangements, as in effect at the time.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal of such Debenture which has been or is to be redeemed.

     Section 3.04. Notice of Redemption. When Trustee receives the Written Request from Issuer to redeem any Debentures in accordance with the Indenture, identifying the Debentures or portions thereof to be redeemed, Trustee will give notice of the redemption of such Debentures, which is to be given by mailing a copy of the redemption notice by first class mail, postage prepaid, or by overnight delivery service, within five (5) Business Days of the receipt by Trustee of the Written Request of Issuer pursuant to Section 3.02 to the registered Owner (Cede & Co., so long as it is the registered owner in the book-entry system) of each Debenture to be redeemed in whole or in part at the address shown on the registration books maintained by Trustee. Each notice of redemption will state: (i) the maturities of the Debentures to be redeemed, (ii) the redemption date, (iii) the place or places where amounts due upon such redemption will be payable, (iv) if less than all of the Debentures are to be redeemed, the letters and number or other distinguishing marks of such Debentures so to be redeemed, (v) the CUSIP number (if any), (vi) the date of such notice, (vii) the issuance date for the Debentures to be redeemed, (viii) the interest rate of the Debentures to be redeemed, (ix) the redemption price, (x) Trustee’s name and the address of Trustee’s Principal Office, (xi) the complete official name of the Debentures, and (xii) in the case of the Debentures to be redeemed in part, such notice will also specify the respective portions of the principal amount thereof to be redeemed. Such notice will further state that on such date there will become due and payable upon each Debenture to be redeemed the redemption price thereof (or the redemption price of the specified portions of the principal thereof in the case of the Debentures to be redeemed in part only), together with interest accrued to the redemption date, and that from and after such date interest thereon will cease to accrue and be payable. A defect in, or failure to give, notice of redemption with respect to any Debenture will not invalidate the notice of redemption of any other Debenture(s) for which notice of redemption has been properly given.

     The Trustee is also required to send a copy of such notice by first class mail, by facsimile transmission or overnight delivery service for receipt not less than thirty (30) calendar days before such redemption date to the following: The Depository Trust Company, and Standard and Poor’s Called Note Record, 55 Water Street - 45th Floor, New York, New York 10041; provided, however, that such mailing or transmission will not be a condition precedent to such redemption of the Debentures. If the Debentures are no longer in book entry form on the date of redemption, the Trustee also is to mail or transmit a notice of redemption, in the manner and in the form described above, to any Debenture Holder who has not delivered the Debentures for redemption within sixty (60) calendar days after the redemption date.

     So long as and at any time the Debentures are in physical registered form Trustee also is to mail or transmit a notice of redemption, in the manner and in the form described above, to any Debenture Holder who has not delivered Debentures for redemption within sixty (60) calendar days after the redemption date.

     Any notice mailed as provided above will be conclusively presumed to have been duly given, whether or not the Holder of such Debenture(s) or such other intended recipient receives such notice.

     Unless the Debentures are to be redeemed from the proceeds of refunding Debentures and except with respect to the mandatory redemption of the Debentures as described in Section 3.11 hereof, Issuer shall deposit with Trustee monies fully sufficient to pay the redemption price (including any premium, if applicable) of the Debentures to be redeemed plus accrued interest, if any, prior to giving notice of redemption, except in the event of a notice that is subject to a conditional call of the Debentures to be redeemed.

     Upon notice of redemption having been duly given as aforesaid, and monies being held by Trustee for payment of the redemption price of, plus accrued interest to the redemption date on the Debentures to be redeemed, the Debentures (or portions thereof) so called for redemption on the redemption date designated in such notice will become due and payable at the redemption price, plus accrued interest thereon to the redemption date, specified in such notice and interest on the Debentures so called for redemption will cease to accrue. Said Debentures (or portions thereof) will cease to be entitled to any benefit or security under the Indenture, and the Holders of said Debentures will have no rights in respect thereof except to receive payment of said redemption price, plus accrued interest to the redemption date.

     Section 3.05. [Reserved.]

     Section 3.06. Effect of Notice of Redemption. Notice having been given in the manner and under the conditions hereinabove provided, and monies for payment of the redemption price being held by Trustee as provided in Section 3.04 of this Indenture, (a) the Debentures, or portions of the Debentures, so called for redemption shall, on the date fixed for redemption designated in such notice, become due and payable at the redemption price provided for redemption of such Debentures, or portions of the Debentures, on such date and interest on the Debentures, or portions of the Debentures, so called for redemption shall cease to accrue, (b) upon surrender of the Debentures, or portions of the Debentures, so called for redemption in accordance with such notice, such Debentures, or portions of the Debentures, shall be paid at the applicable redemption price, (c) such Debentures, or portions of the Debentures, shall cease to be entitled to any lien, benefit or security under this Indenture, and (d) the Holders of said Debentures, or portions of the Debentures, shall have no rights in respect thereof except to receive payment of the redemption price thereof.

     Section 3.07. Debentures Redeemed in Part. Any Debenture which is to be redeemed only in part, except by mandatory redemption pursuant to Section 3.11 hereof, shall be surrendered to Trustee (with, if Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Trustee duly executed by the Holders thereof or his attorney duly authorized in writing) and the appropriate officials of Issuer shall execute and Trustee shall authenticate and deliver to the Holders of such Debenture, without service charge, a new Debenture or Debentures, of any Authorized Denomination, having the same maturity and interest rate, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered. All partial redemptions shall be effected in accordance with Section 3.03 hereof.

     Section 3.08. Mandatory Sinking Fund Redemption. The Debentures are subject to mandatory sinking fund redemption prior to maturity in part, with the Debentures to be redeemed being selected by lot by the Trustee in such manner as the Trustee may determine, at the redemption price of one hundred percent (100%) of the principal amount thereof plus accrued interest to the date fixed for redemption, without premium, in the amounts and on the dates as follows:

$5,500,000 Term Debenture due March 1, 2015

Redemption Date	Principal Amount
09/01/2008	$195,000.00
03/01/2009	200,000.00
09/01/2009	245,000.00
03/01/2010	245,000.00
09/01/2010	300,000.00
03/01/2011	300,000.00
09/01/2011	360,000.00
03/01/2012	360,000.00
09/01/2012	470,000.00
03/01/2013	475,000.00
09/01/2013	545,000.00
03/01/2014	545,000.00
09/01/2014	630,000.00
03/01/2015 *	630,000.00
* Maturity

     At its option, to be exercised on or before the thirtieth (30th) day next preceding any mandatory sinking fund redemption date, Issuer (provided that no Event of Default shall have occurred and be continuing), may: (i) deliver to Trustee for cancellation the Debentures of the applicable maturity or portions thereof (in Authorized Denominations) in any aggregate principal amount desired and (ii) receive a credit in respect of its mandatory sinking fund redemption obligation for any Debentures of the same maturity (in Authorized Denominations) which prior to said date have been purchased or redeemed (otherwise than through mandatory sinking fund redemption pursuant to this Section) and cancelled by Trustee and not theretofore applied as a credit against any mandatory sinking fund redemption obligation for the same maturity. Each such Debenture or portion thereof so delivered or previously purchased or redeemed and cancelled by Trustee shall be credited by Trustee at one hundred percent (100%) of the principal amount thereof against the obligation to redeem Debentures of the same maturity on such mandatory sinking fund redemption date, and any excess over such amount shall be credited against future mandatory sinking fund redemption obligations for the same maturity in chronological order, and the principal amount of the Debentures of said maturity so to be redeemed shall be accordingly reduced.

     Issuer will, on or before the thirtieth (30th) calendar day next preceding each such mandatory sinking fund redemption date, furnish Trustee with its certificate indicating whether and to what extent the provisions of (i) and (ii) of the preceding paragraph are to be availed of with respect to such mandatory sinking fund redemption payment.

     Section 3.09. Extraordinary Optional Redemption of Debentures. The Debentures are subject to extraordinary optional redemption (which redemption shall be mandatory in the circumstances provided in subsection (d) below) as a whole or in part upon the occurrence of any of the following events with respect to Issuer’s Facilities, at a redemption price equal to the principal amount of the Debentures then Outstanding to be so redeemed, plus accrued interest to the date fixed for such redemption (which date shall be the earliest practicable date in accordance with the Indenture) and without premium:

     (a) Any one of Issuer’s production wells or other Facilities, or any part thereof, is so demolished, destroyed or damaged that, in the commercially reasonable judgment of Issuer, all or a portion of the well or facility cannot be restored or rebuilt with available funds to a profitable condition within the term of business interruption insurance covering the operations of Issuer and the net proceeds resulting from such casualty are more than the lesser of $500,000 or the Outstanding principal amount of all Debentures;

     (b) All or a portion of Issuer’s production wells or other Facilities shall have been taken under the exercise of the power of eminent domain by any governmental authority or so much of Issuer’s wells or facilities is taken or is so diminished in value that the remainder thereof cannot, in the judgment of Issuer, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution and the proceeds resulting from such condemnation are more than the lesser of $500,000 or the Outstanding principal amount of all Debentures;

     (c) On any date upon not less than ninety (90) calendar days’ prior written notice in the event of the occurrence of a “Change in Control” of Issuer, unless waived by Holders of not less than seventy-five percent (75%) of Debentures Outstanding. The term "Change in Control" means the happening of any one or more of the following events:

     (i) Approval by the shareholders of Corporation or the partners of Partnership of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the present shareholders or partners of Issuer, individually or as a member of a group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding “Voting Securities” (meaning, the shares of common stock of Issuer entitled to vote) or the combined voting power of Issuer's then outstanding Voting Securities entitled to vote generally in the election of the board of directors of Issuer (“the Board");

     (ii) Individuals who, as of the Effective Date, constitute the Board (herein called the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that, any person becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by shareholders of Corporation or the partners of Partnership, was approved by a vote of at least a majority of the Voting Securities of Issuer entitled to vote thereon (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board, as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, considered as though such person were a member of the Incumbent Board;

     (iii) Approval by the shareholders of Corporation or the partners of Partnership of a reorganization, merger or consolidation of Issuer, in each case, with respect to which persons who were the shareholders or partners of Issuer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the Voting Securities or combined voting power entitled to vote generally in the election of directors, as the case may be, of the reorganized, merged or consolidated entity's then outstanding Voting Securities; or

     (iv) Approval by the shareholders of Corporation or the partners of Partnership of liquidation or dissolution of, or the sale, lease, exchange or other disposition of all or substantially all of the assets of, Issuer.

     (d) If any of the circumstances described in subsections (a), (b) and (c) above shall occur within six (6) months of the final maturity of the Debentures, all Debentures shall be redeemed on the earliest practicable date at a price equal to the principal amount thereof plus interest accrued to the redemption date.

     Except as provided in subsection (d) above, Issuer may exercise the option reserved in Section 3.09 of the Indenture only within six (6) months following the date that a condition has occurred which gives rise to a right of redemption under the Indenture.

     In the event that less than all of the Debentures are redeemed by operation of the foregoing, the Debentures to be redeemed shall be selected by Trustee in inverse order among the then outstanding maturities (and by lot or in such manner as Trustee shall deem fair and appropriate within each maturity) thereof according to the relationship borne by the outstanding principal amount of each such maturity to the total amount to be applied to redemption of the Debentures.

     Section 3.10. Optional Redemption of the Debentures. At any time on or after March 1, 2008, the Debentures are subject to redemption at the option of the Issuer, in part on any Payment Date and in whole at any time, at a redemption price as set forth in the table below, plus accrued interest to such date (less than all of such Debentures to be selected as provided in Section 3.03 of the Indenture), which date shall be the first day of the month, or Payment Date (as applicable), succeeding such direction from the Issuer for which notice of redemption may be given:

Redemption Dates	Price or Amount
March 1, 2008, through February 28, 2009	103%
March 1, 2009, through February 28, 2010	102%
March 1, 2010, through February 28, 2011	101%
Including and After March 1, 2011	Par

     In case of any such optional redemption, Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), deliver a Written Request to Trustee notifying Trustee of such redemption date and of the principal amount of Debentures to be redeemed.

     Section 3.11. Mandatory Redemption of the Debentures from Excess Insurance or Condemnation Proceeds. The Debentures are subject to mandatory redemption upon a Written Request from Issuer to Trustee as a whole or in part at the principal amount thereof plus accrued interest thereon to the date of redemption, but without premium, from the net proceeds of any insurance policy or condemnation award remaining after the repair, replacement, or improvement of all or any portion of the Facilities, in the amount certified in the Written Request by Issuer to Trustee. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Debentures shall be redeemed only in $25,000 increments in inverse order of all maturities of such Debentures subject to mandatory redemption, as applicable in the priority set forth in the first sentence of this Section. Any excess amount shall be used to pay principal on the Debentures, on the first Principal Payment Date on or after said redemption date.

     Section 3.12. Optional Redemption of the Debentures from Excess Funds. The Debentures are subject to redemption at the option of Issuer, upon Written Request from Issuer to Trustee, as a whole or in part at the principal amount thereof, plus accrued interest thereon to the date of redemption, but without premium, from excess funds in the Project Fund after payment of the Prior Obligation and pay off of the outstanding balance of the Operating Line of Credit, in the event Issuer determines not to apply such excess funds to working capital. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Debentures shall be redeemed only in $25,000 increments across all maturities of such Series subject to mandatory redemption, as applicable in the priority set forth in this Trust Indenture. Any excess amount shall be used to pay principal on the Debentures, on the first principal payment date on or after said redemption date.

     Section 3.13. Mandatory Redemption Upon Default Under Operating Line of Credit or Parity Obligations. Upon the occurrence of an event of default under the Operating Line of Credit or any Parity Obligations, if issued and Outstanding, the Debentures shall be redeemed in whole from available monies in the Debenture Fund, and, to the extent necessary, from the Revenues of Issuer, at a redemption price equal to one hundred percent (100%) of the principal amount of the Debentures being redeemed, plus accrued interest to the date of redemption, on the earliest date for which notice of redemption can be given in accordance with the provisions of this Indenture.

ARTICLE IV

GENERAL COVENANTS

     Section 4.01. Payment of Principal, Premium, if any, and Interest. Issuer covenants that it will promptly pay or cause to be paid the principal of and premium, if any, and interest on every Debenture issued under this Indenture at the place, on the dates and in the manner provided herein and in the Debentures according to the true intent and meaning thereof. The principal, premium, if any, and interest (except interest paid from the proceeds from the sale of the Debentures and accrued interest) are general obligations of Issuer payable from the Trust Estate, which is hereby specifically pledged to the payment thereof in the manner and to the extent herein specified, and form any other funds or assets of Issuer other than the Trust Estate.

     Section 4.02. Performance of Covenants. Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Debenture executed, authenticated and delivered hereunder, and in all ordinances pertaining hereto. Issuer covenants that it is duly authorized under the Constitution and laws of the State of Texas, including, particularly, and without limitation, the Authorizing Instruments, to issue the Debentures authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth, that all action on its part for the issuance of the Debentures and the execution and delivery of this Indenture has been duly and effectively taken, and that the Debentures in the hands of the holders and owners thereof are and will be valid and enforceable obligations of Issuer according to the import thereof.

     Section 4.03. Instruments of Further Assurance. Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indenture or indentures supplemental hereto and such further acts, instruments and transfers as Trustee may reasonably require for better assuring, transferring, mortgaging, pledging, assigning and confirming unto Trustee the Trust Estate.

     Section 4.04. Recordation and Filing. Issuer authorizes Trustee to record and file this Indenture, such security agreements, financing statements, and all supplements thereto and other instruments as may be required from time to time to be kept, in such manner and in such places as may be required by law in order to fully preserve and protect the security of the owners of the Debentures and the rights of Trustee hereunder, and to perfect the security interests created by this Indenture.

     Section 4.05. Inspection of Books. All books and documents in the possession of Issuer relating to the Project, the Facilities and the Revenues shall at all reasonable times be open to inspection by such accountants or other agencies as Trustee may from time to time designate and by the Qualified Accountant.

     Section 4.06. Rates and Charges. Issuer covenants that:

     (a) It will use its best efforts in a commercially reasonable manner to fix its rates and charges at such a level so as to maintain Net Revenues, in a level sufficient to pay the Debt Service on the Debentures, the Prior Obligation and the Parity Obligations, including Additional Debentures; and

     (b) At all times while the Debentures are Outstanding, it will levy its fees and charges to customers.

     Section 4.07. Taxes, Charges and Assessments. Issuer covenants that it will promptly pay all lawful taxes, charges, assessments, imposts and governmental charges at any time levied or assessed upon or against Issuer’s Facilities, its Revenues or any part thereof; provided, however, that nothing contained in this Section 4.07 shall require Issuer to cause to be paid any such taxes, assessments, imposts or charges so long as the validity thereof is being contested in good faith and by appropriate legal proceedings.

     Section 4.08. Encumbrances. Issuer covenants that it will not create or suffer to be created any lien or charge upon the Facilities or any part thereof (other than Permitted Encumbrances) or upon the Revenues, except in accordance with the provisions of this Indenture, and that, from Revenues, it will pay or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) calendar days after the same shall accrue, all lawful claims and demands for labor, materials, supplies or other objects which, if unpaid, might by law become a lien upon the Facilities or any part thereof or upon the Revenues; provided, however, that nothing in this Section 4.08 contained shall require Issuer to pay or cause to be discharged, or make provision for, any such lien or charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings. Nothing contained herein shall prohibit Issuer from incurring debt in the ordinary course of business for the purchase of furniture, fixtures and other equipment for use by Issuer’s Facilities; provided, that, such debt shall be subordinate to the provisions of this Indenture and may be secured only by a purchase money security interest in the furniture, fixtures and equipment.

     Section 4.09. Insurance. Issuer covenants that, to the extent comparable protection is not otherwise provided, it will keep the Facilities insured against loss or damage, and will maintain public liability and property damage insurance against claims for bodily injury or death and damage to property occurring upon, in, or about the Facilities, in each case in an amount and against such risks as are usually insured against in connection with similar facilities and undertakings as the Facilities. Issuer further covenants, to the extent comparable protection is not otherwise provided, that it will maintain adequate fidelity insurance or bonds on all officers or employees responsible for handling funds of the Facilities. All insurance required by this Section shall be effected with reputable insurance companies selected by Issuer, which usually insure risks similar in nature and monetary exposure. Policies of insurance provided for herein shall name Trustee as a beneficiary to the extent of its interest under this Indenture. Copies of certificates of the insurance provided for herein, or summaries thereof, shall be placed on file with Trustee.

     Section 4.10. Damage or Destruction; Condemnation. Issuer covenants and agrees that in the event of damage to or destruction of the Facilities, or if all or any part of the Facilities shall be taken under the exercise of eminent domain, it will immediately notify Trustee.

     All insurance money paid or net amounts awarded shall be paid to Issuer, and Issuer shall proceed to restore, repair, replace or rebuild the Facilities as nearly as possible to the condition they were in immediately prior to such damage or condemnation, to the extent that the same may be feasible, subject to such alterations as Issuer may elect to make. If the insurance money or net amounts awarded shall be insufficient to pay all costs of the restoration, Issuer shall pay the deficiency and shall nevertheless proceed to complete the restoration and pay the cost thereof. Any balance of the insurance or condemnation proceeds remaining over and above the cost of the restoration shall be considered Revenues of Issuer.

     Issuer’s obligations to make all payments set forth herein and to perform all other covenants and agreements on its part to be performed shall not be affected by any such damage or destruction or condemnation.

     Notwithstanding the foregoing provisions of this Section, Issuer shall not be required to repair, restore, replace or rebuild the Facilities, or any part thereof, if Issuer shall elect pursuant to Section 3.09 above to redeem prior to maturity on the next possible redemption date all of the Debentures then Outstanding, together with accrued interest to the redemption date, and to pay all charges, fees and expenses necessarily incurred and required to be incurred in connection with such redemption, and all other amounts then owing by Issuer. In that event, the proceeds of all insurance or condemnation awards shall be placed in and become part of the Debenture Fund. If there be any deficiency in the monies on deposit in the Debenture Fund after the deposit of all such proceeds, Issuer shall immediately deposit therein the amount of the deficiency.

     Section 4.11. Revenues to Be Used As Provided In Indenture. Issuer covenants that no Revenues will be used for any purpose other than as provided in this Indenture, and that no contract or contracts will be entered into or any action taken by which the rights of Trustee or of the Debenture Holders might be impaired or diminished. Issuer further covenants that it will adopt such resolutions and such rules and regulations as may be necessary or appropriate to carry out the obligations of Issuer under the provisions of this Indenture and the Authorizing Instruments.

     Section 4.12. Accounting; Continuing Disclosure. Issuer covenants that it will keep the funds and accounts created hereunder separate from all other funds and accounts of Issuer, and that it will keep accurate records of all items of cost and of all expenditures relating to the Facilities, and of the collection and application of Revenues, in accordance with generally accepted accounting principles consistently applied (“GAAP”). Such records and accounts shall be open to inspection by Trustee under reasonable circumstances.

     Issuer further covenants that, at the end of each Fiscal Year, it will cause its Financial Statements to be prepared in accordance with its customary practices and in accordance with GAAP for that Fiscal Year pertaining to the Facilities and Revenues by a Qualified Accountant, and will provide its annual audited Financial Statements and such other information as may be required by a separate disclosure agreement entered into between Issuer and Trustee to the Debenture Holders.

     Section 4.13. Existence. Issuer covenants that it will maintain the existence of the Corporation as a corporation and the Partnership as a limited partnership and will not, without the prior written consent of not less than seventy-five percent (75%) of the Debenture Holders, sell all or substantially all of the assets of Issuer or enter into any agreement to or consummate any merger, consolidation reorganization, liquidation or other similar transaction of Issuer with any other person or entity; provided, however, so long as any such restructuring involves only the direct transfer of all of Issuer’s assets and assumption of not less than one hundred percent (100%) of Issuer’s liabilities and obligations, including the liabilities and obligations of Issuer hereunder, Issuer shall only be required to provide notice to Trustee pursuant to other provisions of this Indenture.

     Section 4.14. Operation and Maintenance of Facilities; Disposition of Facilities Assets. Issuer covenants that it will continuously operate the Facilities in a diligent fashion in accordance with prudent practice and as a revenue-producing undertaking in compliance with all applicable laws and regulations and all the covenants and obligations under this Indenture.

     Issuer further covenants that it will maintain the Facilities in sound condition and repair, that it will not sell or otherwise dispose of any property necessary to the proper operation of the Facilities or to the maintenance of Revenues, and that it will not enter into any lease or agreement which will impair or impede the operation of the Facilities or adversely affect the rights of the Debenture Holders.

     Section 4.15. Notification to Operating Line of Credit Bank. Issuer covenants that it will provide written notification prior to the Closing Date to Texas Capital Bank, N.A., San Antonio, Texas, or its successor, that Issuer has agreed, as a term of this Indenture, to seek an Additional Operating Line of Credit Draw from Texas Capital Bank or its successor only upon compliance with the requirements of Section 2.12 herein.

     Section 4.16. Certain Information Available Upon Transfer. Issuer covenants that the Holder of the Debentures, and any prospective Qualified Institutional Buyer that may purchase a Debenture from any Holder, may, upon request of the Holder, obtain from the Issuer the following information: a very brief statement of the nature of the business of Issuer and the products and services it offers; Issuer’s most recent balance sheet and profit and loss and retained earnings statements. Presently the Issuer’s financial statements are unaudited. Issuer covenants to comply with the requirements of Rule 144A(d)(4).

ARTICLE V

FUNDS AND DEPOSITS

     Section 5.01. Debenture Fund. There is hereby created and ordered established with Trustee a special fund, in the name of Issuer, to be designated “Pure Energy Group, Inc. Debenture Fund” (the “Debenture Fund”). From the proceeds of the sale of the Debentures, the sum of approximately $25,208.33 (the exact amount to be set forth in the final Written Request from Issuer to Trustee on the Closing Date) representing accrued interest together with capitalized interest in the amount of $206,250.00 for the interest payment due September 1, 2005 shall be deposited into the Debenture Fund and used to pay interest on the Debentures as it becomes due.

     It shall be the unconditional obligation of Issuer to make payments into the Debenture Fund as follows:

     (a) On or before the fifteenth (15th) calendar day of each February and August, there shall be paid by Issuer into the Debenture Fund, beginning on the fifteenth (15th) calendar day of February 2006 following the last Payment Date for which payment of interest on the Debentures has been provided from sources other than Net Revenues, and continuing on the fifteenth (15th) calendar day of each February and September thereafter until all outstanding Debentures with interest thereon have been paid in full, or provision made for such payment, a sum (to be computed by Trustee) that shall be equal to the installment of interest coming due on the Debentures (whether at maturity, upon mandatory redemption, or otherwise) on the then next Payment Date, plus one-half (1/2) of Trustee’s and Paying Agent’s annual fees for the Debentures.

     (b) On or before the fifteenth (15th) calendar day of each February and August, there shall be paid by Issuer into the Debenture Fund, beginning on the fifteenth (15th) calendar day of February 2008, the installment of principal coming due on the Debentures (whether at maturity, upon mandatory redemption, or otherwise) on the then next Payment Date, plus one-half (1/2) of Trustee’s and Paying Agent’s annual fees for the Debentures (to the extent not otherwise already paid by Issuer).

     All monies in the Debenture Fund shall be used solely for the purpose of paying Annual Debt Service on the Debentures or for any redemption of the Debentures, plus Trustee’s and Paying Agent’s fees, except as herein specifically provided. Trustee shall withdraw from the Debenture Fund, on the date of any principal or interest payment, an amount equal to the amount of such payment for the sole purpose of paying the same plus Trustee’s and Paying Agent’s fees, which direction Trustee hereby accepts.

     Section 5.02. Project Fund. There is hereby created and ordered established with Trustee a special fund in the name of Issuer, designated “Pure Energy Group, Inc. Project Fund” (“the Project Fund”). Within the Project Fund, there shall be created the Costs of Issuance Account. From the proceeds of the sale of the Debentures, the sum of approximately $4,667,190 (with the exact amount to be provided by Issuer to Trustee in a Written Request delivered prior to the Closing Date) shall be deposited into the Project Fund. From funds other than the proceeds of the Debentures the Issuer shall deposit an additional sum into the Costs of Issuance Account as provided in Section 5.09 below. The deposit of $4,667,190 into the Project Fund will be used in part to finance the final payments of Issuer pursuant to Issuer’s Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002 (the “Court Case”), and to pay off the outstanding balance of the Operating Line of Credit. Funds will be held in the Project Fund until the Prior Obligation and Outstanding Line of Credit can be paid in full. Once the Prior Obligation and the Outstanding Line of Credit are paid in full, the remainder will be disbursed to Issuer to use as working capital, or applied to the redemption of the Debentures, as set forth in Section 3.12 above.

     Section 5.03. Disbursements from Project Fund. Payments from the Project Fund shall be made only in accordance with the provisions of this section. Before any such payment shall be made, there shall be filed with Trustee a requisition certificate in the form attached hereto as Exhibit D. Each requisition shall specify:

     (a) The name of the person, firm or corporation to whom payment is to be made;

     (b) The amount of the payment;

     (c) The purpose of the payment;

     (d) That the payment is for (i) refinancing a Prior Obligation, (ii) payment upon the Operating Line of Credit, or (iii) for a working capital expenditure of Issuer, with a copy of invoice, statement or other evidence attached as appropriate;

     (e) That the disbursement shall not render inaccurate any of the representations or covenants with respect thereto contained in this Indenture; and

     (f) That the requisition has not been the basis of any previous disbursement from the Project Fund.

     Upon receipt of each Written Request and accompanying certificate, Trustee shall pay the obligations set forth in the requisition out of money in the Project Fund, and each such obligation shall be paid by check signed by one or more officers or employees of Trustee designated for such purpose by Trustee or by wire transfer. In making such payments, Trustee may rely upon such Written Request and accompanying certificate and shall be indemnified and held harmless by Issuer for, from and against any actions taken in accordance with said Written Request and accompanying certificate. If for any reason Issuer should decide not to pay any item in a requisition, it shall give written notice of such decision to Trustee and if Trustee thereof has not already made payment, upon receipt of such notice Trustee shall not make such payment.

     All Written Requests, requisitions, certificates, and notices received by Trustee as conditions of payment from the Project Fund may be relied upon by Trustee and shall be retained by Trustee until six (6) years after payment of the last requisition, subject at all reasonable times to examination by Issuer and the Owners.

     Upon delivery of a certificate of the Authorized Issuer Representative stating that all costs and expenditures from which monies in the Project Fund was derived have been paid, Trustee shall transfer the balance of monies in the Project Fund to the Debenture Fund for use in payment of interest on the Debentures on the next Interest Payment Date and the Project Fund shall be closed. Notwithstanding the foregoing, in the event that not all of the funds in the Project Fund have been expended upon the written certificate of the Authorized Issuer Representative, as provided above, within twelve (12) months of the Closing Date, Trustee shall transfer the balance of monies in the Project Fund to the Debenture Fund for use in payment of interest on the Debentures on the next Payment Date and the Project Fund shall be closed.

     Section 5.04. Costs of Issuance Account. There is hereby created and established with Trustee a special account within the Project Fund, in the name of Issuer, to be designated “Pure Energy Group, Inc. Debenture Costs of Issuance Account” (the “Costs of Issuance Account”).

     From funds provided by the Issuer, the sum of approximately $[50,000.00] (the exact amount to be set forth in the final Written Request from Issuer to Trustee on the Closing Date) to pay the costs of issuance of the Debentures issued and delivered on that date and such other amounts as shall be delivered by Issuer for deposit therein shall be deposited into the Costs of Issuance Account. Monies at any time held in the Costs of Issuance Account shall be used for and applied solely to pay costs of issuance of the Debentures, including underwriting, consultants, legal, printing, publication, trustee, paying agent and financial advisory fees and expenses. Payments from the Costs of Issuance Account shall be made by Trustee, upon receipt of a Written Request, signed by the Authorized Issuer Representative. Upon receipt of each such Written Request, Trustee shall pay each such item directly to the person or party entitled thereto as named in such authorization, or, if directed by Issuer, shall deliver to Issuer a check, draft or warrant in an amount sufficient for the payment thereof. Nothing in the Section 5.04 or elsewhere in this Indenture shall be construed to prohibit the Issuer from directly paying some or all of the Costs of Issuance without utilizing the Costs of Issuance Account.

     Upon delivery of a certificate of the Authorized Issuer Representative stating that all costs of issuance of the Debentures from which monies in the Costs of Issuance Account was derived have been paid, Trustee shall transfer the balance of monies in the Costs of Issuance Account to the Debenture Fund for use in payment of interest on the Debentures on the next Interest Payment Date and the Costs of Issuance Account shall be closed. Notwithstanding the foregoing, in the event that not all of the funds in the Costs of Issuance Account have been expended upon the written certificate of the Authorized Issuer Representative, as provided above, within six (6) months of the Closing, Trustee shall transfer the balance of monies in the Costs of Issuance Account to the Debenture Fund for use in payment of interest on the Debentures on the next Interest Payment Date and the Costs of Issuance Account shall be closed.

ARTICLE VI

SECURITY FOR THE DEBENTURES

     Section 6.01. Security for the Debentures. The Debentures are joint and several general obligations of Issuer, and are secured by the following: (a) all Revenues of Issuer, subject and subordinate to the prior and superior lien of the Operating Line of Credit; and (b) all money held in the funds and accounts created under this Indenture (except the Costs of Issuance Account), together with investment earnings thereon prior to disbursement in accordance with this Indenture (“the Trust Estate”). The Debentures are not secured by a pledge of or a lien upon any specific item of property, real or personal, of Issuer. The Debentures are specifically issued subject and subordinate to the prior and superior lien of the $5,000,000 Operating Line of Credit.

ARTICLE VII

INVESTMENTS

     Section 7.01. Investment of Monies. Monies held for the credit of any fund or account established under this Indenture and held by Trustee shall be invested and reinvested by Trustee upon direction of Issuer in Investment Securities. Monies held for the credit of any fund or account established under this Indenture and held by Trustee or any other bank hereunder selected by Issuer shall be invested and reinvested by Issuer in such manner as is permitted by the investment policies and procedures of Issuer. All such investments shall mature, or be subject to redemption by the holder thereof at the option of the holder, not later than the date or dates on which the money held for credit of the particular fund shall be required for the purposes intended. For all purposes hereunder, Issuer hereby instructs Trustee to invest all monies held by it pursuant to this Indenture in a “government money market account” until such time as Issuer provides alternate instruction under this Section.

     Section 7.02. Investment Earnings. Investment Securities or other investments purchased with monies held in or attributable to any fund or account held by Trustee or any other bank under the provisions of this Indenture shall be deemed at all times to be a part of such fund or account and the income or interest earned, profits realized or losses suffered by a fund or account due to the investment thereof shall be retained in, credited or charged, as the case may be, to such fund or account unless otherwise provided pursuant to this Indenture.

     Section 7.03. Valuation of Funds. In determining the value of any fund or account held by Trustee under this Indenture, Trustee shall credit Investment Securities at the fair market value thereof, as determined by Trustee by any method selected by Trustee in its reasonable discretion. No less frequently than annually, and in any event within thirty (30) calendar days prior to the end of each Fiscal Year, Trustee shall determine the value of each fund and account held by it hereunder and shall report such determination to Issuer. To the extent that any loss or reduction in value reduces the value of any fund or account to a level lower than ninety percent (90%) of the level required under this Indenture, such loss or reduction shall be made up as set forth in Article V hereof.

     Trustee shall sell or present for redemption any Investment Securities as necessary in order to provide money for the purpose of making any payment required hereunder, and Trustee shall not be liable for any loss resulting from any such sale.

     Section 7.04. Responsibility of Trustee. Trustee shall not be responsible or liable for any loss suffered in connection with any investment of monies made by it at the direction of Issuer.

ARTICLE VIII

DISCHARGE OF LIEN

     Section 8.01. Discharge of Lien. If Issuer shall pay or cause to be paid to the Owners of the Debentures all of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if Issuer shall keep, perform and observe all and singular the covenants and promises in the Debentures and in this Indenture expressed as to be kept, performed and observed by it on its part, then these presents and the estate and rights hereby granted shall cease, determine and be void, and thereupon Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to Issuer the estate hereby conveyed, and assign and deliver to Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except monies or Government Securities held by it for the payment of the principal of and premium, if any, and interest on the Debentures.

     Section 8.02. Debentures Deemed Paid. Any Debenture shall be deemed to be paid within the meaning of this Article VIII when payment of the principal of and premium, if any, and interest on such Debenture (whether at maturity or upon redemption as provided in this Indenture, or otherwise), either: (i) shall have been made or caused to be made in accordance with the terms thereof; or (ii) shall have been provided for by irrevocably depositing with Trustee, in trust and irrevocably set aside exclusively for such payment, (1) monies sufficient to make such payment or (2) obligations described in subsection (i) of the definition of Government Securities, maturing as to principal and interest in such amount and at such times as will provide sufficient monies to make such payment, and all necessary and proper fees, compensation and expenses of Trustee and any Paying Agent pertaining to the Debentures with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of Trustee and any said Paying Agent. Any deposit of monies or obligations to be irrevocably set aside for payment of the Debentures shall be accompanied by a verification report prepared by a Qualified Accountant or other verification agent satisfactory to Trustee and Issuer to the effect that the payment of the principal of, premium, if any, and interest on the Debentures with respect to which such deposit is being made has been provided for in the manner set forth in this Indenture.

     Section 8.03. Non-Presentment of Debentures. In the event any Debentures shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if there shall have been deposited with Trustee for that purpose, or left in trust if previously so deposited, funds sufficient to pay the principal thereof, and premium, if any, together with all interest unpaid and due thereon, to the due date thereof, for the benefit of the holder thereof, all liability of Issuer to the holder thereof for the payment of the principal thereof, premium if any, and interest thereon, shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of Trustee to hold, subject to applicable escheat laws, such fund or funds, without liability for interest thereon, for the benefit of the holder of such Debenture, who shall thereafter be restricted exclusively to such fund or funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, the Debenture.

ARTICLE IX

     DEFAULT PROVISIONS AND REMEDIES
OF TRUSTEE AND DEBENTURE HOLDERS

     Section 9.01. Events of Default. Each of the following is an “Event of Default” under the Indenture:

     (a) Default in the due and punctual payment of any interest on any Debenture;

     (b) Default in the due and punctual payment of the principal of or premium, if any, on any Debenture, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration;

     (c) Default in the payment of any other amount required to be paid under this Indenture;

     (d) Default in compliance with Section 2.14 of this Indenture regarding the issuance of Additional Debentures or in Section 2.12 of this Indenture regarding the making of an Additional Line of Credit Draw;

     (e) Default in the performance or observance of any other of the material covenants, agreements or conditions contained in the Indenture or in the Debentures issued thereunder, or in the covenants, agreements or conditions of the Operating Line of Credit or any Superior, Parity or Subordinate Obligations (except for debt incurred in the ordinary course of business for the purchase or lease of fixtures and other equipment (including vehicles) for use by the Issuer so long as such debt shall be subordinate to the provisions of the Indenture and may be secured only by a purchase money security interest in the fixtures and equipment), if issued and Outstanding, and continuance thereof for a period of ninety (90) calendar days (or such shorter period as may apply under the covenants, agreements or conditions of the Operating Line of Credit or any Superior, Parity or Subordinate Obligations) after written notice specifying such failure and requesting that it be remedied shall have been given to Issuer by Trustee, which shall give such notice at the written request of Debenture Holders of not less than ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, unless Holders of an aggregate principal amount of the Debentures not less than the aggregate principal amount of the Debentures the Holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Holders will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Issuer within such period and is being diligently pursued;

     (f) The filing of any lien, other than those permitted by the Indenture, upon any assets of Issuer, including the Facilities, or the filing of a petition in bankruptcy by or against Issuer under the United States Bankruptcy Code or the commencement of a proceeding by or against Issuer under any other law concerning insolvency, reorganization or bankruptcy.

     The term “default” as used above shall also mean and include any default by Issuer in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture, the Outstanding Debentures hereunder, and any Superior, Parity or Subordinate Obligation (except for debt incurred in the ordinary course of business for the purchase or lease of fixtures and other equipment (including vehicles) for use by Issuer so long as such debt shall be subordinate to the provisions of the Indenture and may be secured only by a purchase money security interest in the fixtures and equipment), if issued and Outstanding, exclusive of any period of grace required to constitute a default an “Event of Default” as hereinabove provided.

     Section 9.02. Acceleration. Upon the occurrence of an Event of Default, and upon the written request of the Holders of twenty-five percent (25%) in aggregate principal amount of the Debentures Outstanding hereunder, Trustee shall, by notice in writing delivered to Issuer, declare the principal of all the Debentures then Outstanding, together with any premium and the interest accrued thereon, immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable.

     Section 9.03. Other Remedies; Rights of Debenture Holders. Upon the occurrence of an Event of Default, Trustee may, as an alternative, pursue any available remedy by suit at law or in equity, including, without limitation, mandamus to enforce the payment of the principal of and premium, if any, and interest on the Debentures then Outstanding hereunder.

     If an Event of Default shall have occurred, and if it shall have been requested so to do by the Holders of twenty-five percent (25%) in aggregate principal amount of the Debentures Outstanding hereunder and if it shall have been indemnified as provided in Section 10.01 hereof, Trustee shall be obligated to exercise such one or more of the rights and powers conferred upon it by this Section 9.03 as Trustee, being advised by counsel, shall deem most expedient in the interests of the Debenture Holders.

     No remedy by the terms of this Indenture conferred upon or reserved to Trustee (or to the Debenture Holders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     No waiver of any default or Event of Default hereunder, whether by Trustee or by the Debenture Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

     Section 9.04. Right of Debenture Holders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of the Debentures Outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided, that, such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     Section 9.05. Appointment of Receiver. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of Trustee and of the Debenture Holders under this Indenture, Trustee shall be entitled to the appointment of a receiver or receivers of Issuer’s Facilities and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, including, without limitation, the Trust Estate, pending such proceedings with such powers as the court making such appointment shall confer.

     Section 9.06. Waiver. In case of an Event of Default on its part, as aforesaid, to the extent that such rights may then lawfully be waived, neither Issuer nor anyone claiming through Issuer or under Issuer shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or thereafter in force, in order to prevent or hinder the enforcement of this Indenture, but Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State.

     Section 9.07. Application of Monies. Available monies remaining after discharge of costs, charges and liens prior to this Indenture shall be applied by Trustee as follows:

     (a) Unless the principal of all the Debentures shall have become or shall have been declared due and payable, all such monies shall be applied:

     First: To the payment of any fees and expenses of Trustee as may be due and owing or incurred by Trustee in connection with the performance of its obligations hereunder;

     Second: To the payment to the persons entitled thereto of all installments of interest then due, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege;

     Third: To the payment to the persons entitled thereto of the unpaid principal of any of the Debentures which shall have become due (other than Debentures called for redemption for the payment of which monies are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Debentures from the respective dates upon which they become due, and, if the amount available shall not be sufficient to pay in full the Debentures due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege of any Debenture over any other Debenture and without preference or priority of principal over interest or of interest over principal; and

     Fourth: To the payment of the interest on and the principal of the Debentures, and to the redemption of Debentures, all in accordance with the provisions of Article V of this Indenture.

     (b) If the principal of all the Debentures shall have become due or shall have been declared due and payable, all such monies shall be applied first to the payment of any fees and expenses of Trustee as may be due and owing or incurred by Trustee in connection with the performance of its obligations hereunder, and secondly to the payment of the interest then due and unpaid upon the Debentures, and then to the payment of the principal then due and unpaid upon the Debentures, in each case without preference or priority of any Debenture over any other Debenture, ratably, according to the amounts due respectively for principal and interest, to the person entitled thereto.

     (c) If the principal of all the Debentures shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article IX then, subject to the provisions of paragraph (b) of this Section 9.07, in the event that the principal of all the Debentures shall later become due or be declared due and payable, the monies shall be applied in accordance with the provisions of paragraph (a) of this Section 9.07.

     Whenever monies are to be applied by Trustee pursuant to the provisions of this Section 9.07, such monies shall be applied by it at such times, and from time to time, as it shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless otherwise directed by a majority in aggregate principal amount of the Debenture Holders upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. Trustee shall give such notice as it may deem appropriate of the deposit with it of any such monies and of the fixing of any such date and shall not be required to make payment to the holder of any Debenture until such Debenture shall be presented to Trustee for appropriate endorsement or for cancellation if fully paid.

     Section 9.08. Remedies Vested in Trustee. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Debentures may be enforced by Trustee without the possession of any of the Debentures or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Debentures hereby secured, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding Debentures.

     Section 9.09. Rights and Remedies of Debenture Holders. No holder of any Debenture shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which Trustee has been notified as provided in subsection (g) of Section 10.01, or of which by said subsection it is deemed to have notice, nor unless such default shall have become an Event of Default and the holders of twenty-five percent (25%) in aggregate principal amount of Debentures Outstanding hereunder shall have made written request to Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to Trustee indemnity as provided in Section 10.01, nor unless Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by action of the holder or holders or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, held and maintained in the manner herein provided for the equal benefit of the holders of all Debentures Outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Debenture Holders to enforce the payment of the principal of and premium, if any, and interest on any Debentures at and after the maturity thereof, or the obligation of Issuer to pay the principal of and premium, if any, and interest on each of the Debentures issued hereunder to the respective holders thereof at the time and place in said Debentures expressed.

     Section 9.10. Termination of Proceedings. In case Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Trustee, then and in every such case Issuer and Trustee shall be restored to their former positions and rights hereunder with respect to the property herein conveyed, and all rights, remedies and powers of Trustee shall continue as if no such proceedings had been taken, except to the extent Trustee is legally bound by such adverse determination.

     Section 9.11. Waivers of Events of Default. Trustee may, and upon the written request of the Debenture Holders of not less than twenty-five percent (25%) in principal amount of all Debentures Outstanding hereunder shall, waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal; provided, however, there shall not be waived any Event of Default described in clause (a) or (b) of the first paragraph of Section 9.01 hereof, unless prior to such waiver or rescission all arrears of principal (due otherwise than by declaration) and interest, and all expenses of Trustee and Paying Agent, shall have been paid or provided for. In case of any such waiver or rescission Issuer, Trustee and the Debenture Holders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right subsequent thereon.

ARTICLE X

TRUSTEE AND PAYING AGENTS

     Section 10.01. Acceptance of Trusts. Trustee hereby accepts the trust imposed upon it by this Indenture and agrees to perform said trust, but only upon and subject to the following expressed terms and conditions:

     (a) Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. Trustee may act upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care, or, if selected or retained by Issuer prior to the occurrence of a default of which Trustee has been notified as provided in subsection (g) of this Section 10.01, or of which by said subsection Trustee is deemed to have notice, approved by Trustee in the exercise of such care. Trustee shall not be responsible for any loss or damage resulting from an action or non-action in accordance with any such opinion or advice.

     (b) Trustee shall not be responsible for any recital herein, or in the Debentures (except in respect to the certificate of Trustee endorsed on such Debentures), or collecting any insurance monies, or for the validity of the execution by Issuer of this Indenture or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security, including, without limitation, for the Debentures issued hereunder or intended to be secured hereby, or otherwise as to the maintenance of the security hereof; except that in the event Trustee enters into possession of a part or all of the property herein conveyed pursuant to any provision of this Indenture, it shall use due diligence in preserving such property; and Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions and agreements aforesaid as to the condition of the property herein conveyed.

     (c) Trustee may become the owner of the Debentures secured hereby with the same rights which it would have if Trustee.

     (d) Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it, in the exercise of reasonable care, to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by Trustee pursuant to this Indenture upon the request or authority or consent of the owner of any Debenture secured hereby, shall be conclusive and binding upon all future owners of the same Debenture and upon the Debentures issued in exchange therefor or in place thereof.

     (e) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, Trustee shall be entitled to rely upon a certificate of Issuer signed by its Chairman of the Board and attested by the Authorized Issuer Representative as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which it has been notified as provided in subsection (g) of this Section 10.01, or of which by that subsection it is deemed to have notice, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction, or action is necessary or expedient, but may at its discretion, at the reasonable expense of Issuer, in every case secure such further evidence as it may think necessary or advisable but shall in no case be bound to secure the same. Trustee may accept a certificate of the Authorized Issuer Representative of Issuer under its seal to the effect that a resolution in the form therein set forth has been adopted by Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

     (f) The permissive right of Trustee to do things enumerated in this Indenture shall not be construed as a duty of Trustee, and Trustee shall be answerable only for its own gross negligence or willful misconduct.

     (g) Trustee shall not be required to take notice or be deemed to have notice of any default hereunder unless Trustee shall be specifically notified in writing of such default by Issuer or by the holders of at least ten percent (10%) in aggregate principal amount of Debentures Outstanding hereunder and all notices or other instruments required by this Indenture to be delivered to Trustee must, in order to be effective, be delivered to the office of Trustee, and in the absence of such notice so delivered, Trustee may conclusively assume there is no such default except as aforesaid.

     (h) Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Indenture provided.

     (i) At any and all reasonable times Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of Issuer pertaining to Issuer, its Facilities, the Project and the Debentures, and to take such memoranda from and in regard thereto as may be desired.

     (j) Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

     (k) Notwithstanding anything elsewhere in this Indenture contained, Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Debentures, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by Trustee, deemed desirable for the purpose of establishing the right of Issuer to the authentication of any Debentures, the withdrawal of any cash, the release of any property, or the taking of any other action by Trustee.

     (l) Before taking any action hereunder, Trustee may require that it be furnished an indemnity satisfactory to it for the reimbursement to it of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of Trustee, by reason of any action so taken by Trustee, and Trustee shall have no obligation to take any action hereunder unless it has received such indemnity.

     (m) No implied covenants or obligations shall be read into this Indenture against Trustee.

     (n) In case an Event of Default has occurred and is continuing, Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (o) No provision of this Indenture shall be construed to relieve Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

     (1) Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of Trustee, unless it shall be proved that Trustee was negligent in ascertaining the pertinent facts; and

     (2) Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the Debentures in accordance with this Indenture, relating to the time, method, and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon Trustee, under this Indenture.

     (p) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the eligibility of or affording protection to Trustee shall be subject to the provisions of this Section.

     (q) Trustee shall not be liable for interest on any money received by it except as Trustee may agree with Issuer.

     (r) No provision of this Indenture shall require Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to the terms hereof.

     (s) Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

     (t) Trustee shall be entitled to the rights, immunities and protections set forth in Article X hereof in the exercise or performance of its duties, rights and obligations under the Applicable Documents.

     Section 10.02. Fees, Charges and Expenses of Trustee and Paying Agents; Trustee’s Prior Lien. Trustee and any Paying Agent shall be entitled to payment and/or reimbursement by Issuer for reasonable fees for services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred in and about the execution of the trusts created by this Indenture. In this regard, it is understood that Issuer pledges no funds or revenues other than the Revenues, subject and subordinate to the prior superior lien of the Operating Line of Credit, to the payment of any obligation of Issuer set forth in this Indenture, including the obligations set forth in this Section 10.02, but nothing herein shall be construed as prohibiting Issuer from using any other funds and revenues for the payment of any of its obligations under this Indenture. Upon an Event of Default by Issuer, but only upon an Event of Default, Trustee shall have a first lien with right of payment prior to payment on account of principal or interest of any Debenture issued hereunder upon the Trust Estate for such reasonable and necessary fees, charges, and expenses incurred by Trustee.

    Trustee’s fee schedule shall be as set forth in Exhibit C, attached hereto.

     Issuer agrees to indemnify Trustee and its agents for, and to hold them harmless against, any loss, liability, or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

     Section 10.03. Notice to Debenture Holders of Default. If a default occurs of which Trustee is pursuant to the provisions of Section 10.01(g) deemed to have or is given notice, Trustee shall give notice to each owner of Debentures then Outstanding within ninety (90) calendar days of receipt of such notice.

     Section 10.04. Intervention by Trustee. In any judicial proceeding to which Issuer is a party and which in the opinion of Trustee and its counsel has a substantial bearing on the interests of holders of Debentures issued hereunder, Trustee shall intervene on behalf of Debenture Holders if requested in writing to do so by the holders of at least ten percent (10%) of the aggregate principal amount of Debentures Outstanding hereunder. The rights and obligations of Trustee under this Section 10.04 are subject to the approval of the court having jurisdiction in the premises.

     Section 10.05. Merger or Consolidation of Trustee. Any bank or trust company to which Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any bank or trust company resulting from any such sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee hereunder and vested with all of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed, or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee shall have capital and surplus of at least $10 million.

     Section 10.06. Resignation by Trustee. Trustee and any successor trustee may at any time resign from the trusts hereby created by giving written notice to Issuer and the Debenture Holders, and such resignation shall take effect upon the appointment of a successor trustee by a court of competent jurisdiction, the Debenture Holders or by Issuer. Such notice may be served personally or sent by registered mail (to Issuer) or first class mail (to the Debenture Holders).

     Section 10.07. Removal of Trustee. Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to Trustee and to Issuer, and signed by the holders of a majority in aggregate principal amount of Debentures Outstanding hereunder.

     Section 10.08. Appointment of Successor Trustee. In case Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by the court, a successor may be appointed by the holders of a majority in aggregate principal amount of Debentures Outstanding hereunder, by an instrument or concurrent instruments in writing signed by such Debenture Holders, or by their attorneys in fact, duly authorized; provided, nevertheless, that in case of such vacancy Issuer by an instrument executed and signed by its Chairman of the Board and attested by its Authorized Issuer Representative under its seal, shall appoint a temporary trustee to fill such vacancy until a successor trustee shall be appointed by the Debenture Holders in the manner above provided. Any such temporary trustee appointed by Issuer shall immediately and without further act be superseded by the trustee appointed by such Debenture Holders. Every such temporary trustee and every such successor trustee shall be a trust company or bank in good standing, having capital and surplus of not less than $10 million. In the event that Trustee has resigned and no successor has been appointed hereunder, Trustee may, at the expense of Issuer, petition a court of competent jurisdiction for the appointment of a successor.

     Section 10.09. Concerning Any Successor Trustee. Every successor or temporary trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor or temporary trustee, without any further act or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of Issuer or of its successor trustee, execute and deliver an instrument transferring to such successor all the estate, properties, rights, powers and trusts of such predecessor hereunder; and every predecessor trustee shall deliver all securities, monies and any other property held by it as trustee hereunder to its successor. Should any instrument in writing from Issuer be required by any successor trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged, and delivered by Issuer. The resignation of any trustee and the instrument or instruments removing any trustee and appointing a successor hereunder, together with all other instruments provided for in this Article X shall, at the expense of Issuer, be forthwith filed and/or recorded by the successor trustee in each recording office where the Indenture shall have been filed and/or recorded.

     Section 10.10. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted and relied upon by Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to Trustee for its actions taken hereunder.

     Section 10.11. Appointment of Co-Trustee. Issuer and Trustee shall have power to appoint and, upon the request of Trustee, Issuer shall for such purpose join with Trustee in the execution of all instruments necessary or proper to appoint another corporation or one or more persons approved by Trustee, either to act as co-trustee or co-trustees jointly with Trustee of all or any of the property subject to the lien hereof, with such powers as may be provided in the instrument of appointment and to vest in such corporation or person or persons as such co-trustee any property, title, right or power deemed necessary or desirable. In the event that Issuer shall not have joined in such appointment within fifteen (15) calendar days after the receipt by it of a request so to do, Trustee alone shall have the power to make such appointment, and provide to Issuer in writing notice of such appointment. Should any deed, conveyance or instrument in writing from Issuer be required by the co-trustee so appointed for more fully and certainly vesting in and confirming to such co-trustee such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by Issuer. Every such co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

     (a) The Debentures shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon Trustee in respect of the custody of all money and securities pledged or deposited hereunder, shall be exercised solely by Trustee;

     (b) Trustee, at any time by an instrument in writing, may remove any such separate Trustee or co-trustee; and

     (c) No trustee hereunder shall be liable for the acts or omissions of any other trustee appointed hereunder.

     Every instrument, other than this Indenture, appointing any such co-trustee shall refer to this Indenture and the conditions of this Article X expressed, and upon the acceptance in writing by such co-trustee, the co-trustee shall be vested with the estate or property specified in such instrument, jointly with Trustee (except insofar as local law makes it necessary for any separate trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture. Any such co-trustee may at any time, by an instrument in writing, constitute Trustee as the co-trustee’s agent or attorney-in-fact with full power and authority, to the extent authorized by law, to do all acts and things and exercise all discretion authorized or permitted by the co-trustee, for and on behalf of the co-trustee and in the co-trustee’s name. In case any co-trustee shall die, become incapable of acting, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of said co-trustee shall vest in and be exercised by Trustee until the appointment of a new trustee or a successor to such co-trustee.

     Section 10.12. Designation and Succession of Paying Agents. Trustee and any other banks or trust companies designated as Paying Agent or Paying Agents in any supplemental indenture or in an instrument appointing a successor Trustee shall be the Paying Agent or Paying Agents for the Debentures.

     Any bank or trust company with which or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, Issuer shall, within thirty (30) calendar days thereafter, appoint such bank or trust company as shall be specified by Issuer as such Paying Agent to fill such vacancy; provided, however, that, if Issuer shall fail to appoint such Paying Agent within said period, Trustee shall make such appointment.

     The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 10.01 hereof with respect to Trustee insofar as such provisions may be applicable.

ARTICLE XI

SUPPLEMENTAL INDENTURES

     Section 11.01. Supplemental Indentures Not Requiring Consent of Debenture Holders. Issuer and Trustee may, from time to time and at any time, without the consent of or notice to the Debenture Holders, enter into supplemental indentures as follows:

     (a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

     (b) to grant to or confer or impose upon Trustee for the benefit of the Debenture Holders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon Trustee without its consent;

     (c) to add to the covenants and agreements of, and limitations and restrictions upon, Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

     (d) to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Trust Estate or of any other monies, securities or funds;

     (e) to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended, if applicable;

     (f) to authorize the issuance and sale of one or more series of additional Debentures, provided that the same are Permissible Parity Debt or Subordinate Obligations; or

     (g) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Debenture Holders and which does not involve a change described in clause (a), (b), (c), (d), (e) or (f) of this Section 11.01 and which, in the judgment of Trustee, is not to the prejudice of Trustee.

     Section 11.02. Supplemental Indentures Requiring Consent of Debenture Holders. Subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than two-thirds (2/3) in aggregate principal amount of the Debentures then Outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding to consent to and approve the execution by Issuer and Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by Issuer for the purpose of modifying, altering, amending, adding to, or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that nothing herein contained shall permit or be construed as permitting (a) an extension of the maturity (or mandatory redemption date) of the principal of or the interest on any Debenture issued hereunder, or (b) a reduction in the principal amount of or redemption premium or rate of interest on any Debenture issued hereunder, or (c) the creation of any lien on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (d) a privilege or priority of any Debenture(s) over any other Debenture(s), or (e) a reduction in the aggregate principal amount of the Debentures required for consent to such supplemental indenture, or (f) deprive the holder of any Debenture then Outstanding of the lien hereby created on the Trust Estate. Nothing herein contained, however, shall be construed as making necessary the approval of Debenture Holders of the execution of any supplemental indenture as provided in Section 11.01 of this Article XI.

     If, at any time, Issuer shall request Trustee to enter into any supplemental indenture for any of the purposes of this Section or Section 11.01, Trustee shall, at the expense of Issuer, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each registered owner of the Debentures. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal office of Trustee for inspection by Debenture Holders. Trustee shall not, however, be subject to any liability to any Debenture Holder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section 11.02. If the holders of not less than two-thirds (2/3) in aggregate principal amount of the Debentures Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Debenture shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain Trustee or Issuer from executing the same or from taking any action pursuant to the provisions thereof.

     Section 11.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture entered into pursuant to Section 11.01 or 11.02 hereof, this Indenture shall be deemed to be modified and amended in accordance therewith.

     Section 11.04. Execution of Supplemental Indenture. Prior to the execution of any amendment or supplemental indenture hereunder, Trustee shall be entitled to receive and rely upon an officer’s certificate of Issuer and an opinion of counsel to the effect that the amendment or supplemental indenture conforms to and is permitted by the terms of this Indenture and all conditions precedent thereto have been satisfied.

ARTICLE XII

MISCELLANEOUS

     Section 12.01. Consents, etc. of Debenture Holders. Any request, direction, objection or other instrument required by this Indenture to be signed and executed by the Debenture Holders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Debenture Holders in person or by agent appointed in writing. Proof of the execution of any such request, direction, objection or other instrument or of the writing appointing any such agent and of the ownership of the Debentures, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of Trustee with regard to any action taken by it under such request or other instrument, namely:

     (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before such officer the execution thereof, or by an affidavit of any witness to such execution.

     (b) The fact of ownership of Debentures and the amount or amounts, numbers, and other identification of such Debentures, and the date of holding the same shall be proved by the registration books of Issuer maintained by Trustee as Debenture registrar.

     Section 12.02. Notices. Except as otherwise provided in this Indenture, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to Issuer or Trustee. Notices, certificates or other communications shall be sent to the following addresses:

Issuer:	Pure Energy Group, Inc.
153 Treeline Park
San Antonio, TX 78209
Attention: Mr. Larry Cochran
Telephone: (210) 226-6700
Facsimile: (210) 930-3967

And:

Pure Gas Partners II, L.P.
153 Treeline Park
San Antonio, TX 78209
Attention: Mr. Larry Cochran
Telephone: (210) 226-6700
Facsimile: (210) 930-3967

Trustee:	First Security Bank
314 N. Spring Street
Searcy, AR 72143
Attention: Corporate Trust Dept.
Telephone: (501) 279-3420
Facsimile: (501) 278-2175

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     Section 12.03. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Debentures issued hereunder, is intended or shall be construed to give to any person or company other than the parties hereto, and the holders of the Debentures secured by this Indenture any legal or equitable rights, remedy, or claim under or in respect to this Indenture or any covenants, conditions, and provisions hereof being intended to be and being for the sole exclusive benefit of the parties hereto and the holders of the Debentures hereby secured as herein provided.

     Section 12.04. Severability. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

     The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

     Section 12.05. Consent to Jurisdiction; Applicable Provisions of Law; Forum Selection. Issuer hereby requests, and the parties hereby agree, that this Indenture shall be governed by the laws of the State of Texas applicable to agreements made and to be performed wholly within that state, irrespective of such state’s choice-of-law principles, and that all actions or proceedings arising in connection with this Indenture shall be tried and litigated exclusively in the State and Federal courts located in the State of Texas. This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to or arising out of this Indenture in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the State of Texas, shall have in personal jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Indenture. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Indenture, or in the manner set forth in Section 12.02 of this Indenture for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     Section 12.06. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 12.07. Successors and Assigns. All the covenants, stipulations, provisions, agreements, rights, remedies and claims of the parties hereto in this Indenture contained shall bind and inure to the benefit of their successors and assigns.

     Section 12.08. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

     Section 12.09. Photocopies and Reproductions. A photocopy or other reproduction of this Indenture may be filed as a financing statement pursuant to the Uniform Commercial Code, although the signatures of Issuer and Trustee in such reproduction are not original manual signatures.

     Section 12.10. Debentures Owned by Issuer. In determining whether Debenture Holders of the requisite aggregate principal amount of the Debentures have concurred in any direction, consent or waiver under this Indenture, Debentures which are owned by Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures which Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Trustee the pledgee’s right so to act with respect to such Debentures and that the pledgee is not Issuer. In case of a dispute as to such right, any decision by Trustee taken upon the advice of counsel shall be full protection to Trustee.

     Section 12.11. Effectiveness of Indenture. This Indenture shall become effective only upon execution by Trustee.

[Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, Issuer has caused these presents to be signed in its name and behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary and, to evidence its acceptance of the trust hereby created, Trustee has caused these presents to be signed in its behalf by its duly authorized officers and its corporate seal to be hereto affixed.

PURE ENERGY GROUP, INC.

/s/ Larry B. Cochran
By: __________________________________
Larry B. Cochran, C.E.O. and
Authorized Issuer Representative

                 /s/ David P. Crews

ATTEST_______________________________
                David P. Crews, Chairman

                (SEAL)

PURE GAS PARTNERS II, L.P.
By: Pure Energy Group, Inc., General Partner

/s/ Larry B. Cochran
By: ___________________________________
Larry B. Cochran, C.E.O.

                 /s/ David P. Crews

ATTEST_______________________________
                David P. Crews, Chairman

                (SEAL)

[SIGNATURE PAGE TO TRUST INDENTURE]

FIRST SECURITY BANK, not in its individual
capacity but solely as trustee under this
Indenture dated as of March 1, 2005, between
Pure Energy Group, Inc., Pure Gas Partners II,
L.P. and First Security Bank.

/s/ Frank Faust
By: __________________________________
Title: SVP & TO

ATTEST:

         /s/ James Stake

By: ______________________________

Title: SVP

[SIGNATURE PAGE TO TRUST INDENTURE]

ACKNOWLEDGMENT

STATE OF ARKANSAS	)
)ss.
COUNTY OF PULAKSI	)

     Before me a Notary Public, duly commissioned, qualified and acting within and for the State and county aforesaid, appeared in person the within named Larry B. Cochran and David P. Crews of the Pure Energy Group, Inc., to me personally known, who stated that they was duly authorized in their respective capacities to execute the foregoing instrument for and in the name of Issuer, and further stated and acknowledged that they had signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of March, 2005.

Notary Public

My Commission expires:
______________________
(SEAL)

[ACKNOWLEDGMENT PAGE TO TRUST INDENTURE]

ACKNOWLEDGMENT

STATE OF ARKANSAS	)
)ss.
COUNTY OF PULASKI	)

     Before me a Notary Public, duly commissioned, qualified and acting within and for the State and county aforesaid, appeared in person the within named Larry B. Cochran and David P. Crews of the Pure Energy Group, Inc., the General Partner of Pure Gas Partners II, L.P., to me personally known, who stated that they was duly authorized in their respective capacities to execute the foregoing instrument for and in the name of Issuer, and further stated and acknowledged that they had signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of March, 2005.

Notary Public

My Commission expires:
______________________
(SEAL)

ACKNOWLEDGMENT

STATE OF ARKANSAS	)
)ss.
COUNTY OF PULASKI	)

     Before me a Notary Public, duly commissioned, qualified and acting within and for the State and county aforesaid, appeared in person the within named _______________and _______________, the _______________and the
_______________, respectively, of First Security Bank, to me personally known, who stated that they were duly authorized in their respective capacities to execute the foregoing instrument for and in the name of the bank, and further stated and acknowledged that they had signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of March, 2005.

Notary Public

My Commission expires

__________________________
(SEAL)

[ACKNOWLEDGMENT PAGE TO TRUST INDENTURE]

EXHIBIT A TO TRUST INDENTURE

Form of Debenture

THIS DEBENTURE HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES DEPARTMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS DEBENTURE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY AN INVESTOR ONLY IN COMPLIANCE WITH RULE 144A PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURTIES ACT OF 1933 AND OTHER FEDERAL AND STATE SECURITIES LAWS THAT MAY BE APPLICABLE AT SUCH TIME. SPECIFICALLY, RESALES OF THIS DEBENTURE MAY ONLY BE MADE TO QUALIFIED INSTITUTIONAL BUYERS AS SUCH TERM IS DEFINED BY RULE 144A AND OTHERWISE AS ALLOWED UNDER APPLICABLE STATE OR FEDERAL SECURITIES LAWS AT SUCH TIME.

     THIS DEBENTURE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED ON THE CONCLUSION HEREOF AND SET FORTH IN SECTION 2.10 OF THE INDENTURE.

No. R05-1	$5,500,000.00

UNITED STATES OF AMERICA
STATE OF TEXAS
PURE ENERGY GROUP, INC.
(AND ITS SUBSIDIARY)
7 1/2 % DEBENTURES
SERIES 2005

Interest Rate: 7.50%	Maturity Date: March 1, 2015
Yield: 8.00% Price: 96.608%
Date of Debenture: March 1, 2005	CUSIP: 74623F AA 6
Registered Owner: Cede & Co.
Principal Amount: Five Million, Five Hundred Thousand and No/100 Dollars
KNOW ALL MEN BY THESE PRESENTS:

     That PURE ENERGY GROUP, INC., a Texas corporation (“Corporation”), and PURE GAS PARTNERS II, L.P., a Texas limited partnership (“Partnership”), each organized and existing by virtue of the laws of the State of Texas (collectively “Issuer”), for value received, promise to pay to the registered owner shown above, or registered assigns, on the maturity date shown above, but solely from the source and in the manner hereinafter set forth, the principal amount shown above, and in like manner to pay interest on said amount from the date hereof until payment of such principal amount has been made or duly provided for, at the rate of interest per annum shown above, such interest to be payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2005, with principal and interest payable semiannually on each March 1 and September 1 commencing September 1, 2008, except as the provisions hereinafter set forth with respect to redemption of this Debenture prior to maturity may become applicable hereto. The principal of, interest on and premium, if any, on this Debenture are payable in lawful money of the United States of America by the principal corporate trust office of First Security Bank, Searcy, Arkansas, or its successor or successors, as trustee (“Trustee”), to the registered owner of this Debenture as shown on the Debenture register at the close of business on the fifteenth (15th) day of the calendar month next preceding the month in which such Payment Date shall fall, by check or draft mailed to each registered owner at the owner’s address as it appears on the Debenture registration books of Issuer kept by Trustee or at such other address as is furnished to Trustee in writing by such registered owner. At the written request to Trustee of any registered owner of Debentures (as defined below) in the aggregate principal amount of at least $1,000,000, interest payments shall be made by electronic wire transfer in immediately available funds to a bank in the continental United States. Initially, the Debentures will be registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), New York, New York, to which principal and interest payments on the Debentures will be made so long as Cede & Co. is the registered owner of the Debentures.

     This Debenture, designated “Pure Energy Group, Inc. (and its subsidiary), 7 1/2% Debentures Series 2005,” is one of a series of Debentures in the aggregate original principal amount of $5,500,000 (the “Debentures”), issued to finance the final payments of Issuer pursuant to Issuer’s Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002 (the “Court Case”); to pay off the outstanding balance of the Operating Line of Credit; to provide working capital for Issuer; and to fund capitalized interest on the Debentures through September 1, 2005 (the "Project"). The Issuer will pay certain costs related to issuance of the Debentures from sources of funds other than the proceeds of the Debentures. The Debentures are issued under and are secured and entitled to the protection given by a Trust Indenture dated as of March 1, 2005 (the “Indenture”), duly executed and delivered by Issuer to Trustee. The Debentures issued under the Indenture are referred to collectively hereinafter as “the Debentures.” Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of Issuer, Trustee and the registered owners of the Debentures, and the terms upon which the Debentures are issued and secured.

     The Debentures are issued pursuant to and in full compliance with the Constitution and laws of the State of Texas, as well as the Articles of Incorporation and Bylaws of Corporation, and the Texas Business Corporation Act, the Certificate of Limited Partnership and Agreement of Limited Partnership of Partnership and the Texas Revised Uniform Limited Partnership Act (collectively, the “Authorizing Instruments”), and pursuant to an Authorizing Resolution adopted and approved by Corporation’s Board of Directors as of February 25, 2005, and a Joint Authorizing Resolution adopted and approved by Corporation’s Board of Directors and the General Partner of the Partnership as of February 25, 2005, which authorized the execution and delivery of the Indenture.

     The Owners of the Debentures have no security interest in any property or facilities of Issuer, but rather only a security interest in (i) the Revenues of Issuer, subject and subordinate to the prior superior lien of the existing $5,000,000 Operating Line of Credit, and (ii) any property or funds transferred by us to and held by Trustee under the Indenture; legal procedures connected with the exercise of remedies available may cause delays in the collection of funds available for payment of debt service on the Debentures.

     REFERENCE IS HEREBY MADE TO THE ADDITIONAL PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE SIDE HEREOF WHICH FOR ALL PURPOSES SHALL HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Debentures do exist, have happened and have been performed in due time, form and manner as required by law; and that the revenues pledged to the payment of the principal of and premium, if any, and interest on the Debentures as the same become due and payable will be sufficient in amount for that purpose. Interest will be calculated on the basis of a 360 day year of twelve (12) thirty (30) day months.

     This Debenture shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by Trustee.

     IN WITNESS WHEREOF, PURE ENERGY GROUP, INC. and PURE GAS PARTNERS II, L.P. have caused this Debenture to be executed by its Authorized Issuer Representative, thereunto duly authorized (by their manual or facsimile signatures), and its corporate seal to be affixed or imprinted hereon, all as of the date hereof shown above.

PURE ENERGY GROUP, INC.

By:
Larry B. Cochran, President and CEO
Authorized Issuer Representative

ATTEST

___________________________
David P. Crews, Chairman
             (S E A L)

PURE GAS PARTNERS II, L.P.

By: Pure Energy Group, Inc., its General Partner

By:
Larry B. Cochran, President and CEO
Authorized Issuer Representative

(Form of Trustee’s Certificate)

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This Debenture is one of the Debentures of the issue described in and issued under the provisions of the within mentioned Indenture.

FIRST SECURITY BANK, not in its individual
capacity but solely as trustee under this Indenture
dated as of March 1, 2005, between Pure Energy
Group, Inc., Pure Gas Partners II, L.P., and First
Security Bank

By:
Authorized Signature

PURE ENERGY GROUP, INC.
(and its subsidiary)
7 1/2% DEBENTURES
SERIES 2005

(Reverse Side of Debenture)

ADDITIONAL PROVISIONS

     The Debentures will be general obligations of Issuer secured by: (i) all Revenues (defined in the Indenture) of Issuer, subject and subordinate to the prior and superior lien of the Operating Line of Credit (defined in the Indenture) and (ii) all money held in the funds and accounts created under the Indenture (except the Costs of Issuance Account) hereinafter called the “Security”), payable from the sources of revenue pledged and assigned therefor by Issuer pursuant to the Indenture dated as of March 1, 2005 (the “Indenture”), between Issuer and Trustee.

     The Debentures will be issued to finance the final payments of Issuer pursuant to Issuer’s Second Plan of Reorganization approved by the United States Bankruptcy Court, Western District of Texas, San Antonio Division, on December 2, 2002 (the “Court Case”); to pay off the outstanding balance of the Operating Line of Credit; to provide working capital for Issuer; and to fund capitalized interest on the Debentures through September 1, 2005 (the "Project"). The Issuer will pay certain costs related to issuance of the Debentures from sources of funds other than the proceeds of the Debentures.

     Provision has been made in the Indenture for the creation and maintenance of a Debenture Fund (and for the payment into the Debenture Fund of sufficient amounts of Issuer Revenues to pay the principal of and premium, if any, and interest on the Debentures when due). Issuer covenants in the Indenture to use its best efforts in a commercially reasonably manner to maintain rates and charges for Issuer’s Facilities’ services and operations, together with other sources of income which will produce Revenues in each fiscal year sufficient to pay the Debt Service on all outstanding indebtedness and subordinate obligations of Issuer secured by Issuer Revenues in any fiscal year thereafter.

     The holder of this Debenture shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Debentures issued under the Indenture and then outstanding may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

     Modifications or alterations of the Indenture, or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture. The Debentures shall be subject to redemption prior to maturity as follows:

     Extraordinary Optional Redemption of Debentures. The Debentures are subject to extraordinary optional redemption (which redemption shall be mandatory in the circumstances provided in subsection (f) below) as a whole or in part upon the occurrence of any of the following events with respect to Issuer’s Facilities, at a redemption price equal to the principal amount of the Debentures then Outstanding to be so redeemed, plus accrued interest to the date fixed for such redemption (which date shall be the earliest practicable date in accordance with Section 3.04 hereof) and without premium:

     (a) Any one of Issuer’s Facilities, or any part thereof, is so demolished, destroyed or damaged that, in the commercially reasonable judgment of Issuer, all or a portion of the Facility cannot be restored or rebuilt with available funds to a profitable condition within the term of business interruption insurance covering the operations of Issuer and the net proceeds resulting from such casualty are more than the lesser of $500,000 or the Outstanding principal amount of all Debentures;

     (b) All or a portion of Issuer’s Facilities shall have been taken under the exercise of the power of eminent domain by any governmental authority or so much of Issuer’s Facilities is taken or is so diminished in value that the remainder thereof cannot, in the judgment of Issuer, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution and the proceeds resulting from such condemnation are more than the lesser of $100,000 or the Outstanding principal amount of all Debentures; or

     (c) On any date upon not less than ninety (90) calendar days’ prior written notice in the event of the occurrence of a “Change in Control” of Issuer, unless waived by Holders of not less than seventy-five percent (75%) of Debentures Outstanding. The term "Change in Control" means the happening of any one or more of the following events:

     (i) Approval by the shareholders of Issuer (including the limited partners of Pure Gas Partners II, L.P., the operating subsidiary of the Company), of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), excluding, for this purpose, the present shareholders of Issuer, individually or as a member of a group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding “Voting Securities” (meaning, the shares of common stock of Issuer entitled to vote) or the combined voting power of Issuer's then outstanding Voting Securities entitled to vote generally in the election of the board of directors of Issuer (“the Board");

     (ii) Individuals who, as of the Effective Date, constitute the Board (herein called the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that, any person becoming a member of the Board subsequent to the Effective Date whose election, or nomination for election by Issuer's shareholders (including the limited partners of Pure Gas Partners II, L.P., the operating subsidiary of Issuer), was approved by a vote of at least a majority of the Voting Securities of Issuer entitled to vote thereon (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board, as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, considered as though such person were a member of the Incumbent Board;

     (iii) Approval by the shareholders of Issuer (including the limited partners of Pure Gas Partners II, L.P., the operating subsidiary of Issuer) of a reorganization, merger or consolidation of Issuer, in each case, with respect to which persons who were the shareholders of Issuer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the Voting Securities or combined voting power entitled to vote generally in the election of directors, as the case may be, of the reorganized, merged or consolidated entity's then outstanding Voting Securities; or

     (iv) Approval by the shareholders of Issuer (including the limited partners of Pure Gas Partners II, L.P., the operating subisidary of Issuer) of liquidation or dissolution of, or the sale, lease, exchange or other disposition of all or substantially all of the assets of, Issuer.

     (d) If any of the circumstances described in subsections (a), (b) and (c) above shall occur within six (6) months of the final maturity of the Debentures, all Debentures shall be redeemed on the earliest practicable date at a price equal to the principal amount thereof plus interest accrued to the redemption date.

     Except as provided in subsection (d) above, Issuer may exercise the option reserved in Section 3.09 of the Indenture only within six (6) months following the date that a condition has occurred which gives rise to a right of redemption under the Indenture.

     In the event that less than all of the Debentures are redeemed by operation of the foregoing, the Debentures to be redeemed shall be selected by Trustee in inverse order among the then outstanding maturities (and by lot or in such manner as Trustee shall deem fair and appropriate within each maturity) thereof according to the relationship borne by the outstanding principal amount of each such maturity to the total amount to be applied to redemption of the Debentures.

     Optional Redemption of the Debentures. At any time on or after March 1, 2008, the Debentures are subject to redemption at the option of Issuer, in part on any Payment Date and in whole at any time, at a redemption price as set forth in the table below, plus accrued interest to such date (less than all of such Debentures to be selected as provided in Section 3.03 of the Trust Indenture), which date shall be the first day of the month, or Payment Date (as applicable), succeeding such direction from Issuer for which notice of redemption may be given:

Redemption Dates	Price or Amount
March 1, 2008, through February 28, 2009	103%
March 1, 2009, through February 28, 2010	102%
March 1, 2010, through February 28, 2011	101%
Including and After March 1, 2011	Par

     In case of any such optional redemption, Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), deliver a Written Request to Trustee notifying Trustee of such redemption date and of the principal amount of Debentures to be redeemed.

     Mandatory Sinking Fund Redemption. The Debentures are subject to mandatory sinking fund redemption prior to maturity in part, with the Debentures to be redeemed being selected by lot by the Trustee in such manner as the Trustee may determine, at the redemption price of one hundred percent (100%) of the principal amount thereof plus accrued interest to the date fixed for redemption, without premium, in the amounts and on the dates as follows:

$5,500,000 Term Debenture due March 1, 2015

Redemption Date	Principal Amount
09/01/2008	$195,000.00
03/01/2009	200,000.00
09/01/2009	245,000.00
03/01/2010	245,000.00
09/01/2010	300,000.00
03/01/2011	300,000.00
09/01/2011	360,000.00
03/01/2012	360,000.00
09/01/2012	470,000.00
03/01/2013	475,000.00
09/01/2013	545,000.00
03/01/2014	545,000.00
09/01/2014	630,000.00
03/01/2015 *	630,000.00
* Maturity

     At its option, to be exercised on or before the thirtieth (30th) day next preceding any mandatory sinking fund redemption date, Issuer (provided that no Event of Default shall have occurred and be continuing), may: (i) deliver to Trustee for cancellation the Debentures of the applicable maturity or portions thereof (in Authorized Denominations) in any aggregate principal amount desired and (ii) receive a credit in respect of its mandatory sinking fund redemption obligation for any Debentures of the same maturity (in Authorized Denominations) which prior to said date have been purchased or redeemed (otherwise than through mandatory sinking fund redemption pursuant to this Section) and cancelled by Trustee and not theretofore applied as a credit against any mandatory sinking fund redemption obligation for the same maturity. Each such Debenture or portion thereof so delivered or previously purchased or redeemed and cancelled by Trustee shall be credited by Trustee at one hundred percent (100%) of the principal amount thereof against the obligation to redeem Debentures of the same maturity on such mandatory sinking fund redemption date, and any excess over such amount shall be credited against future mandatory sinking fund redemption obligations for the same maturity in chronological order, and the principal amount of the Debentures of said maturity so to be redeemed shall be accordingly reduced.

     Issuer will, on or before the thirtieth (30th) calendar day next preceding each such mandatory sinking fund redemption date, furnish Trustee with its certificate indicating whether and to what extent the provisions of (i) and (ii) of the preceding paragraph are to be availed of with respect to such mandatory sinking fund redemption payment.

     Mandatory Redemption of the Debentures from Condemnation Proceeds. The Debentures are subject to mandatory redemption upon a Written Request from Issuer to Trustee as a whole or in part at the principal amount thereof plus accrued interest thereon to the date of redemption, but without premium, from the net proceeds of any insurance policy or condemnation award remaining after the repair, replacement, or improvement of all or any portion of the Facilities, in the amount certified in the Written Request by Issuer to Trustee. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Debentures shall be redeemed only in $25,000 increments in inverse order of all maturities of such Debentures subject to mandatory redemption, as applicable in the priority set forth in the first sentence of this Section. Any excess amount shall be used to pay principal on the Debentures, on the first Principal Payment Date on or after said redemption date.

     Optional Redemption of the Debentures from Excess Funds. The Debentures are subject to redemption at the option of the Issuer, upon Written Request from Issuer to Trustee as a whole or in part at the principal amount thereof, plus accrued interest thereon to the date of redemption, but without premium, from excess funds in the Project Fund after payment of the Prior Obligation and pay off of the outstanding balance of the Operating Line of Credit, in the event the Issuer determines not to apply such excess funds to working capital. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Debentures shall be redeemed only in $25,000 increments across all maturities of such Series subject to mandatory redemption, as applicable in the priority set forth in this Trust Indenture. Any excess amount shall be used to pay principal on the Debentures, on the first principal payment date on or after said redemption date.

     Mandatory Redemption Upon Default Under Operating Line of Credit or Parity Obligations. Upon the occurrence of an event of default under the Operating Line of Credit or any Parity Obligations, if issued and Outstanding, the Debentures shall be redeemed in whole from available monies in the Debenture Fund, and, to the extent necessary, from the Revenues of Issuer, at a redemption price equal to one hundred percent (100%) of the principal amount of the Debentures being redeemed, plus accrued interest to the date of redemption, on the earliest date for which notice of redemption can be given in accordance with the provisions of this Indenture.

     If less than all of the Debentures of any one maturity shall be called for redemption, the particular Debentures or portions of the Debentures of such maturity to be redeemed shall be selected by lot by Trustee in such manner as Trustee in its discretion may determine; provided, however, that the portion of any Debenture to be redeemed shall be in the principal amount of $25,000 or integral multiples of $5,000 in excess thereof and that, in selecting Debentures for redemption, Trustee shall treat each Debenture as representing that number of Debentures which is obtained by dividing the principal amount of each Debenture by $25,000.

     This Debenture may be transferred on the books of registration kept by Trustee by the registered owner or by his duly authorized attorney upon surrender hereof, together with a written instrument of transfer duly executed by the registered owner or his duly authorized attorney, together with an investor letter as described in the Indenture.

     The Debentures are issuable as fully-registered Debentures without coupons in denominations of $25,000 and any integral multiple of $5,000 in excess thereof, and will be registered in the name of Cede & Co., as nominee of the Depository Trust Company, New York, New York, to which principal and interest payments on the Debentures will be made so long as Cede & Co. is the registered owner of the Debentures. Subject to the limitations and upon payment of the charges provided in the Indenture, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on any of the Debentures, or for any claim based thereon or upon any obligation, covenant or agreement contained in the Debentures or the Indenture against any past, present or future director, officer or employee of Issuer, as such, either directly or through Issuer or any successor of Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such director, officer or employee as such is hereby expressly waived and released as a condition of and consideration for the issuance of any of the Debentures.

     Each Debenture Holder or Beneficial Owner, by acceptance of a Debenture, or, in the case of a Beneficial Owner, a beneficial interest in a Debenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of Issuer or the Indenture Trustee on the Debentures or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     This Debenture is issued with the intent that the laws of the State of Texas will govern its construction.

     REGISTRATION AND TRANSFER OF THIS DEBENTURE IS SUBJECT TO TRUSTEE’S PRIOR RECEIPT OF AN INVESTOR LETTER FROM EACH PROSPECTIVE TRANSFEREE IN THE FORM OF THAT REQUIRED BY THE INDENTURE.

     THIS DEBENTURE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY AN INVESTOR ONLY IN COMPLIANCE WITH RULE 144A AND OTHER FEDERAL AND STATE SECURITIES LAWS THAT MAY BE APPLICABLE AT SUCH TIME. SPECIFICALLY, RESALES OF THIS DEBENTURE MAY ONLY BE MADE TO QUALIFIED INSTITUTIONAL BUYERS AS SUCH TERM IS DEFINED BY RULE 144A AND OTHERWISE AS ALLOWED UNDER APPLICABLE STATE OR FEDERAL SECURITIES LAWS AT SUCH TIME.

     THE HOLDER OF THIS DEBENTURE, AND ANY PROSPECTIVE QUALIFIED INSTITUTIONAL BUYER THAT MAY PURCHASE THIS DEBENTURE FROM ANY HOLDER, MAY, UPON REQUEST OF THE HOLDER, OBTAIN FROM THE ISSUER THE FOLLOWING INFORMATION: a very brief statement of the nature of the business of Issuer and the products and services it offers; Issuer’s most recent balance sheet and profit and loss and retained earnings statements. Presently the Issuer’s financial statements are unaudited. Issuer covenants to comply with the requirements of Rule 144A(d)(4).

     Notwithstanding anything contained herein to the contrary, the Debentures and interests therein may not be issued, sold or transferred to any Debenture Holder other than the initial Debenture Holder, unless (i) the initial Debenture Holder and any subsequent Debenture Holder shall have delivered to Trustee evidence satisfactory to Trustee that the transferee is an Accredited Investor, as such term is defined under Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, and (ii) Trustee obtained a signed Investor Letter in the same form as attached to the Indenture as Exhibit B and attached to the Debentures. The Debentures shall bear legends stating that they are subject to the transfer restriction described in Section 2.10 of the Indenture. By purchasing a Debenture, the initial Debenture Holder and any subsequent Debenture Holder shall be deemed to have agreed to the transfer requirements contained in Section 2.10 of the Indenture.

(Form of Assignment)

ASSIGNMENT

     The following abbreviations, when used in the inscription on this Series 2005 Debenture or in the assignment below, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common and not as community property

UNIF TRANS
MIN ACT	-	________________Custodian ___________________
(Custodian) (Minor)

under Uniform Transfer to Minors Act
________________________________
(State)

Additional abbreviations may be used although not in the above list.

     FOR VALUE RECEIVED, the undersigned, _____________________________, hereby sells, assigns, and transfers unto _____________________________(Tax Identification or Social Security No. _____________________________) the within Debenture and all rights thereunder and hereby irrevocably constitutes and appoints __________________________________attorney to transfer the within Debenture on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________
Signature

Signature Guaranteed

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program (“STAMP”) or similar program.

__________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatsoever.

[END OF FORM OF SERIES 2005 DEBENTURE]

EXHIBIT B TO TRUST INDENTURE

FORM OF INVESTOR LETTER

March __, 2005

Crews & Associates, Inc.	Pure Energy Group, Inc.
Placement Agent	Issuer
Little Rock, AR	San Antonio, TX

Pure Gas Partners II, L.P.	Jack, Lyon & Jones, P.A.
Issuer	Special Counsel
San Antonio, TX	Little Rock, AR

First Security Bank
Trustee
Searcy, AR

Re: $5,500,000 7 1/2% Debentures Pure Energy Group, Inc. (and its subsidiary), Series 2005 (“the Debentures”)

Ladies and Gentlemen:

     The undersigned, ___________________________(“the Purchaser”), has purchased a principal amount of $_____of the Debentures. In connection with such purchase, Pure Energy Group Inc., and its operating subsidiary Pure Gas Partners II, L.P. (collectively the “Company”) and First Security Bank (the “Trustee”) require that the Purchaser make certain representations as to the Purchaser’s willingness to accept the risks of investing in the Debentures, the Purchaser’s investigation of such risks, and such other matters. Accordingly, the Purchaser represents and warrants to the Company, the Trustee, Crews & Associates, Inc., as Placement Agent, and Jack, Lyon & Jones, P.A., as Special Counsel, as follows:

     A. QUALIFICATION. The Purchaser is a person who, based upon such factors as financial sophistication, net worth and knowledge and experience in financial matters, is capable of evaluating the merits and risks of an investment such as the Debentures. The Purchaser can bear the economic risk of the purchase of the Debentures and has such knowledge and experience in business and financial matters, including the analysis of the purchase of similar investments, as to be capable of evaluating the merits and risks of an investment in the Debentures on the basis of the information requested and reviewed by us and our review as described herein. Purchaser has completed and provided to the Company and Trustee an Accredited Investor Qualification Statement and hereby represents and warrants that Purchaser is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and summarized in the attachment hereto or a Qualified Institutional Buyer as defined by Rule 144A promulgated under the Securities Act.

     B. NO REGISTRATION. The Purchaser acknowledges that the Debentures are not currently required to be, have not been, and are not intended to be, registered under the Securities Act or registered or otherwise qualified under the securities laws of any state or other jurisdiction, and that any sale or other transfer of the Debentures may be made only in accordance with such laws. The Debentures are currently not rated by any national security rating agency.

     C. RESTRICTED TRANSFER. We acknowledge and agree that we will only sell the Debentures to Qualified Institutional Buyers in strict compliance with Rule 144A promulgated under the Securities Act, if applicable, and in any event only in strict compliance with applicable state and federal laws regarding the sale of restricted securities in effect on the date of such transfer, as applicable. The Purchaser will not sell, exchange, gift or otherwise transfer or convey any of the Debentures without requiring the transferee to deliver to the Trustee an investor letter to the same effect as this Investor Letter, as is required under the Indenture. Purchaser acknowledges that Purchaser’s interest may not be sold, transferred or assigned except as provided for in the Indenture.

     D. PURCHASE FOR INVESTMENT. The Debentures are being acquired by the Purchaser for investment and not with a view to, or for resale in connection with, any distribution of the Debentures, other than, if applicable, a transfer of the Debentures to a custodial arrangement or a trust whose beneficiaries or beneficial owners are each an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

     E. INDEPENDENT EVALUATION. The Purchaser has independently evaluated the factors associated with its investment decision. The Purchaser has been given full and complete access to and has been furnished with all information requested by the Purchaser regarding the Debentures, as in the opinion of the Purchaser was necessary in connection with its purchase of the Debentures.

     F. DISCLOSURE STATEMENT. We have carefully read the Prospectus and all attachments thereto relating to the Debentures in its entirety and understand the risks described therein and understand and acknowledge that there may be other risks in such an investment that are not described therein. We acknowledge that the Debentures are a speculative investment and that there is a high degree of risk in such investment.

     G. SOPHISTICATION. The Purchaser is sufficiently knowledgeable and experienced in financial and business matters, including the purchase and ownership of oil and gas-related securities and other obligations, to be able to evaluate the risks and merits of the investment represented by the purchase of the Debentures, and it is capable of and has made its own investigation of the Company, its business and facilities and the oil and gas industry in connection with its decision to purchase the Debentures.

     H. LEGAL AUTHORIZATION. The Purchaser is duly and legally authorized to purchase the Debentures, and the Purchaser is duly and legally authorized to execute this Investor Letter. The Purchaser has satisfied itself that the Debentures are a lawful investment for it under all applicable laws.

     I. NATURE OF OBLIGATIONS. The Purchaser understands that the Debentures are general obligations of the Company payable from the revenues received by the Trustee from the Company, and secured by a pledge of revenues of the company subject and subordinate to the prior and superior lien of Texas Capital Bank, and any successor, with respect to an operating line of credit in the maximum principal amount of $5,000,000. The Purchaser understands that payment of the principal of, premium, if any, and interest on the Debentures depends upon the general credit of the Company and upon the net cash flow available from the Company.

     J. SURVIVAL. All representations of the Purchaser contained herein shall survive the sale and delivery of the Debentures to the Purchaser as representations of fact existing as of the date of execution and delivery of this Investor Letter.

     K. DEFINED TERMS. The initial capitalized terms not defined herein shall have the meaning ascribed to such terms in the Trust Indenture which secures the payment of the Debentures.

If the undersigned is an individual (i.e., not a corporation, partnership, etc.):

Please Print Name:                  _________________________________

Signature:                                  _________________________________

Date:                                            _________________________________

If the undersigned is a corporation, partnership or other legal entity:

Please Print Name of Entity:    _________________________________

By (Please Print Name):           _________________________________

Signature:                                    _________________________________

Title:                                              _________________________________

Date:                                              _________________________________

The Debentures will not be sold in violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or in violation of any securities laws of any state and then only in compliance with Rule 144A under the Securities Act of 1933, to the extent applicable. Specifically, resales may only be made to Qualified Institutional Buyers as such term is defined in Rule 144A, or otherwise as allowed by applicable state and federal securities laws at such time.

ACCREDITED INVESTOR CONFIRMATION

The categories of Accredited Investor include:

     (1) Any bank as defined in section 3(a)(2) of the Act; or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

    (8) Any entity in which all of the equity owners are accredited investors.
(provide separate certifications from each equity owner).

QUALIFIED INSTITUTIONAL BUYER CONFIRMATION

QUALIFIED INSTITUTIONAL BUYER SHALL MEAN:

A.

ANY OF THE FOLLOWING ENTITIES, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER QUALIFIED INSTITUTIONAL BUYERS, THAT IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST $100 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED WITH THE ENTITY:

	1.	ANY INSURANCE COMPANY AS DEFINED IN SECTION 2(A)(13) OF THE ACT;

NOTE: A PURCHASE BY AN INSURANCE COMPANY FOR ONE OR MORE OF ITS SEPARATE ACCOUNTS, AS DEFINED BY SECTION 2(A)(37) OF THE INVESTMENT COMPANY ACT OF 1940 (THE "INVESTMENT COMPANY ACT"), WHICH ARE NEITHER REGISTERED UNDER SECTION 8 OF THE INVESTMENT COMPANY ACT NOR REQUIRED TO BE SO REGISTERED, SHALL BE DEEMED TO BE A PURCHASE FOR THE ACCOUNT OF SUCH INSURANCE COMPANY.

	2.	ANY INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OR ANY BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 2(A)(48) OF THAT ACT;

	3.	ANY SMALL BUSINESS INVESTMENT COMPANY LICENSED BY THE U.S. SMALL BUSINESS ADMINISTRATION UNDER SECTION 301(C) OR (D) OF THE SMALL BUSINESS INVESTMENT ACT OF 1958;

	4.	ANY PLAN ESTABLISHED AND MAINTAINED BY A STATE, ITS POLITICAL SUBDIVISIONS, OR ANY AGENCY OR INSTRUMENTALITY OF A STATE OR ITS POLITICAL SUBDIVISIONS, FOR THE BENEFIT OF ITS EMPLOYEES;

	5.	ANY EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974;

6.

ANY TRUST FUND WHOSE TRUSTEE IS A BANK OR TRUST COMPANY AND WHOSE PARTICIPANTS ARE EXCLUSIVELY PLANS OF THE TYPES IDENTIFIED IN PARAGRAPH (A)(1)(I)(D) OR (E) OF THIS SECTION, EXCEPT TRUST FUNDS THAT INCLUDE AS PARTICIPANTS INDIVIDUAL RETIREMENT ACCOUNTS OR H.R. 10 PLANS.

	7.	ANY BUSINESS DEVELOPMENT COMPANY AS DEFINED IN SECTION 202(A)(22) OF THE INVESTMENT ADVISERS ACT OF 1940;

8.

ANY ORGANIZATION DESCRIBED IN SECTION 501(C) (3) OF THE INTERNAL REVENUE CODE, CORPORATION (OTHER THAN A BANK AS DEFINED IN SECTION 3(A)(2) OF THE ACT OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION REFERENCED IN SECTION 3(A)(5)(A) OF THE ACT OR A FOREIGN BANK OR SAVINGS AND LOAN ASSOCIATION OR EQUIVALENT INSTITUTION), PARTNERSHIP, OR MASSACHUSETTS OR SIMILAR BUSINESS TRUST; AND

	9.	ANY INVESTMENT ADVISER REGISTERED UNDER THE INVESTMENT ADVISERS ACT.

B.

ANY DEALER REGISTERED PURSUANT TO SECTION 15 OF THE EXCHANGE ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER QUALIFIED INSTITUTIONAL BUYERS, THAT IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST $10 MILLION OF SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED WITH THE DEALER, PROVIDED, THAT SECURITIES CONSTITUTING THE WHOLE OR A PART OF AN UNSOLD ALLOTMENT TO OR SUBSCRIPTION BY A DEALER AS A PARTICIPANT IN A PUBLIC OFFERING SHALL NOT BE DEEMED TO BE OWNED BY SUCH DEALER;

C.	ANY DEALER REGISTERED PURSUANT TO SECTION 15 OF THE EXCHANGE ACT ACTING IN A RISKLESS PRINCIPAL TRANSACTION ON BEHALF OF A QUALIFIED INSTITUTIONAL BUYER;

NOTE: A REGISTERED DEALER MAY ACT AS AGENT, ON A NON-DISCRETIONARY BASIS, IN A TRANSACTION WITH A QUALIFIED INSTITUTIONAL BUYER WITHOUT ITSELF HAVING TO BE A QUALIFIED INSTITUTIONAL BUYER.

D.

ANY INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT, ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNTS OF OTHER QUALIFIED INSTITUTIONAL BUYERS, THAT IS PART OF A FAMILY OF INVESTMENT COMPANIES WHICH OWN IN THE AGGREGATE AT LEAST $100 MILLION IN SECURITIES OF ISSUERS, OTHER THAN ISSUERS THAT ARE AFFILIATED WITH THE INVESTMENT COMPANY OR ARE PART OF SUCH FAMILY OF INVESTMENT COMPANIES. FAMILY OF INVESTMENT COMPANIES MEANS ANY TWO OR MORE INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT, EXCEPT FOR A UNIT INVESTMENT TRUST WHOSE ASSETS CONSIST SOLELY OF SHARES OF ONE OR MORE REGISTERED INVESTMENT COMPANIES, THAT HAVE THE SAME INVESTMENT ADVISER (OR, IN THE CASE OF UNIT INVESTMENT TRUSTS, THE SAME DEPOSITOR), PROVIDED THAT, FOR PURPOSES OF THIS SECTION:

1.	EACH SERIES OF A SERIES COMPANY (AS DEFINED IN RULE 18F-2 UNDER THE INVESTMENT COMPANY ACT ) SHALL BE DEEMED TO BE A SEPARATE INVESTMENT COMPANY; AND

2.

INVESTMENT COMPANIES SHALL BE DEEMED TO HAVE THE SAME ADVISER (OR DEPOSITOR) IF THEIR ADVISERS (OR DEPOSITORS) ARE MAJORITY-OWNED SUBSIDIARIES OF THE SAME PARENT, OR IF ONE INVESTMENT COMPANY'S ADVISER (OR DEPOSITOR) IS A MAJORITY- OWNED SUBSIDIARY OF THE OTHER INVESTMENT COMPANY'S ADVISER (OR DEPOSITOR);

3.	ANY ENTITY, ALL OF THE EQUITY OWNERS OF WHICH ARE QUALIFIED INSTITUTIONAL BUYERS, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER QUALIFIED INSTITUTIONAL BUYERS; AND

4.

ANY BANK AS DEFINED IN SECTION 3(A)(2) OF THE ACT, ANY SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS REFERENCED IN SECTION 3(A)(5)(A) OF THE ACT, OR ANY FOREIGN BANK OR SAVINGS AND LOAN ASSOCIATION OR EQUIVALENT INSTITUTION, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER QUALIFIED INSTITUTIONAL BUYERS, THAT IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS AT LEAST $100 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED WITH IT AND THAT HAS AN AUDITED NET WORTH OF AT LEAST $25 MILLION AS DEMONSTRATED IN ITS LATEST ANNUAL FINANCIAL STATEMENTS, AS OF A DATE NOT MORE THAN 16 MONTHS PRECEDING THE DATE OF SALE UNDER THE RULE IN THE CASE OF A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION, AND NOT MORE THAN 18 MONTHS PRECEDING SUCH DATE OF SALE FOR A FOREIGN BANK OR SAVINGS AND LOAN ASSOCIATION OR EQUIVALENT INSTITUTION.

     The undersigned represents that the foregoing information is true and correct in all material respects and agrees that such information may be relied upon by Pure Energy, the Placement Agent, and others in connection with an investment by the undersigned in the Debentures. The undersigned agrees to furnish such additional information as is reasonably necessary in order to verify the answers set forth below.

     The undersigned acknowledges that in conjunction with an evaluation of the purchase of the Debentures, the undersigned will receive certain confidential, nonpublic information regarding Pure Energy, including without limitation, certain financial information and information about its businesses and properties (the “Confidential Information”). The undersigned agrees the Confidential Information will be kept confidential and shall not, without the prior written consent of Pure Energy, be disclosed by the undersigned, or by its agents, representatives or employees, in any manner whatsoever, in whole or in part, to any person or entity other than the agents, representatives or employees of the undersigned, and shall not be used by the undersigned, its agents, representatives or employees, other than in connection with the evaluation of a purchase of the Debentures. Moreover, the undersigned agrees to reveal the Confidential Information only to its agents, representatives and employees who need to know the Confidential Information for the purpose of evaluating the purchase of the Debentures, who are informed by it of the confidential nature of the Confidential Information and who agree to act in accordance with the terms and conditions of this paragraph.

If the undersigned is an individual (i.e., not a corporation, partnership, etc.):

Please Print Name:                     _________________________________

Signature:                                     _________________________________

Date:                                               _________________________________

If the undersigned is a corporation, partnership or other legal entity:

Please Print Name of Entity:     _________________________________

By (Please Print Name):            _________________________________

Signature:                                     _________________________________

Title:                                              _________________________________

Date:                                              _________________________________

     EXHIBIT C

TRUSTEE’S FEE SCHEDULE

$5,000 Initial Fee at Closing

$3,500 Annually each March 1st beginning March 1, 2006 (includes 10 free Debenture transfers per year; $25 per transfer thereafter)

C-1

EXHIBIT D

ISSUER’S WRITTEN REQUEST

     $5,500,000
7 1/2% Debentures,
Series 2005
(“Debentures”)
PURE ENERGY GROUP, INC.
(and its subsidiary)

Written Request No. 1

     The undersigned, Authorized Pure Energy Group, Inc. and Pure Gas Partners II, L.P. Representative (collectively, the “Company”), pursuant to Section 5.04 of the Trust Indenture (“Indenture”) between Company and First Security Bank, Searcy, Arkansas Trustee (“Trustee”), dated as of March 1, 2005, hereby requisitions funds from the Project Fund in the amount of $__________and for the purposes set forth below pursuant to Section 5.03 of the Indenture:

AMOUNT:	PAYEE (with payment address and instructions):	PURPOSE:

PURE ENERGY GROUP, INC.

Larry B. Cochran, CEO
Date: ____________________________

D-1

PURE GAS PARTNERS II, L.P.

By: Pure Energy Group, Inc., its General Partner

Larry B. Cochran, CEO and
Authorized Issuer Representative
Date: _____________________________

D-2